Exhibit 4.11

NOTICE OF MEETING AND MANAGEMENT INFORMATION CIRCULAR

RELATING TO THE

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF

SATELLOS BIOSCIENCE INC.

to be held on Wednesday, June 18, 2025

DATED MAY 12, 2025

This management information circular and the accompanying materials require your immediate attention. If you are in doubt as to how to deal with these documents or the matters to which they refer, please consult your financial, legal, tax or other professional advisor.

May 12, 2025

Dear Shareholders:

You are invited to attend the annual general and special meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares of Satellos Bioscience Inc. (“Satellos” or the “Company”) to be held virtually on Wednesday June 18, 2025, at 10:00 a.m. (Toronto time) via live audio webcast.

Registered Shareholders and duly appointed proxyholders will be able to attend, ask questions, and vote at the Meeting online. Guests, including Non-registered Shareholders who have not duly appointed themselves as proxyholder, will be able to listen to the live stream of the Meeting, but will not be able to vote or ask questions at the Meeting. For Shareholders who will not be attending, appointment of a proxyholder and voting may be completed at www.investorvote.com.

The Meeting is being held to receive the audited consolidated financial statements of Satellos for the year ended December 31, 2024, to: elect the board of directors of Satellos (the “Board”); appoint the auditors of the Company for the ensuing year; and, approve a consolidation of the Company's common shares. The Management Information Circular provides additional information relating to the proxies and the matters to be dealt with at the Meeting. Shareholders should access and review all of the information in the Management Information Circular before voting.

Recommendation:

The Board believes that passing the resolutions contained in the Notice of Meeting is in the best interests of the Company and the Shareholders and therefore recommends that you vote in favour of each resolution in advance of the Meeting, as each of the Company’s directors intend to do in respect of their shareholdings.

Yours truly,

(signed) “Frank Gleeson”

Frank Gleeson
President and Chief Executive Officer
Satellos Bioscience Inc.

SATELLOS BIOSCIENCE INC.

NOTICE OF AN ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 18, 2025

TO: The Shareholders of Satellos Bioscience Inc.

TAKE NOTICE that the annual general and special meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of Satellos Bioscience Inc. (“Satellos” or the “Company”) will be held electronically on June 18, 2025 at 10:00 a.m. (Toronto time) for the following purposes:

1.	to receive the consolidated financial statements of Satellos for the year ended December 31, 2024, together with the notes thereto and the auditors’ report thereon;

2.	to elect the board of directors of Satellos (the “Board”) to hold office until the next annual meeting of the Shareholders or until their successors are elected or appointed;

3.	to appoint PricewaterhouseCoopers, LLP, Chartered Professional Accountants, of Toronto, Ontario as auditors of Satellos for the ensuing year, at a remuneration to be fixed by the Board;

4.	to consider and, if deemed advisable, to pass a special resolution, the full text of which is set out in the accompanying management information circular (the "Information Circular"), approving an amendment to the articles of the Company for a future consolidation of the Company's issued and outstanding Shares on the basis of a consolidation ratio to be selected by the Board within a range between five (5) pre-consolidation Shares for one (1) post-consolidation Share and fifteen (15) pre- consolidation Shares for one (1) post-consolidation Share, provided that, such consolidation occurs prior to the earlier of the 12 month anniversary of the Meeting and the next annual meeting of Shareholders; if, and at such time following the date of the Meeting, as may be determined by the Board in its sole discretion, as more particularly described in the Information Circular;

5.	to transact such other business as may properly come before the Meeting or any adjournment(s) or postponement thereof.

The details of all matters proposed to be put before the Shareholders at the Meeting are set forth in the Information Circular accompanying this Notice of the Annual General and Special Meeting of Shareholders. Only Shareholders of record at the close of business on May 12, 2025 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

If you are a non-registered shareholder of the Company and received these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.

IMPORTANT

The Meeting will be held in a virtual only format.

Registered Shareholders and duly appointed proxyholders (as defined in the Information Circular) can attend the Meeting via webcast online at //meetnow.global/M6F2GXU to participate, vote, or submit questions during the Meeting’s live webcast. Non-registered Shareholders (being those who beneficially own Shares that are registered in the name of an intermediary such as a bank, trust company, securities broker or other nominee, or in the name of a depository of which the intermediary is a participant) who have not duly appointed themselves as proxyholder will be able to attend the Meeting online as guests, but will not be able to vote or ask questions at the Meeting.

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Please read the enclosed Information Circular and the Instrument of Proxy which accompanies this Notice, and then complete, sign, date and deliver the Instrument of Proxy, together with the power of attorney or other authority, if any, under which it was signed (or a notarially certified copy thereof) with Satellos’ transfer agent, Computershare Investor Services Inc. (“Computershare”), either in person, by mail or courier, to 100 University Avenue, 8th Floor, Toronto, ON M5J 2Y1, or via the internet at www.investorvote.com, by 10:00 a.m. (Toronto time), on June 16, 2025, or at least forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any adjournment thereof. Late proxies may be accepted or rejected by the chair of the Meeting in his or her discretion, and the chair is under no obligation to accept or reject any particular late proxy.

Non-registered Shareholders who received the proxy through an intermediary must deliver the proxy in accordance with the instructions given by such intermediary.

A Shareholder who wishes to appoint a person other than the proxyholder nominees identified on the Instrument of Proxy or voting instruction form (including a non-registered Shareholder who wishes to appoint themselves as proxyholder in order to attend and vote at the Meeting online) must carefully follow the instructions in the Information Circular and on their Instrument of Proxy or voting instruction form accompanying this Notice. These instructions include the additional step of registering such proxyholder with Computershare after submitting an Instrument of Proxy or voting instruction form. Failure to register will result in the proxyholder not receiving an invite code, which is used as their online sign-in credentials and is required for them to vote at the Meeting. Without an invite code, such proxyholder will only be able to attend the Meeting online as a guest. Non-registered Shareholders located in the United States must also provide Computershare with a duly completed legal proxy by email to uslegalproxy@computershare.com, or by courier to Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, ON M5J 2Y1, if they wish to vote at the Meeting or appoint a third-party as their proxyholder.

Satellos has provided an electronic link and dial-in number to the Meeting so that shareholders or proxyholders can participate in the live Meeting. Although Shareholders may attend to the live Meeting by electronic means, they are strongly encouraged to vote by proxy, in the manner described above.

DATED at Toronto, Ontario this 12th day of May, 2025.

SATELLOS BIOSCIENCE INC.

(signed) “Frank Gleeson”
Frank Gleeson
President and Chief Executive Officer

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SATELLOS BIOSCIENCE INC.

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY JUNE 18, 2025

MANAGEMENT INFORMATION CIRCULAR

GENERAL

This management information circular (the “Information Circular”) is furnished to holders (“Shareholders”) of common shares (“Shares”) of Satellos Bioscience Inc. (the “Company” or “Satellos”) in connection with the solicitation of proxies and voting instructions forms by the management of the Company for use at the annual general and special meeting (the “Meeting”) of Shareholders to be held electronically on Wednesday June 18, 2025, at 10:00 a.m. (Toronto time), and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual and special meeting (the “Notice of Meeting”). Shareholders will not be able to attend the Meeting in person.

The information contained herein is given as of May 12, 2025, except where otherwise indicated. Enclosed herewith is an Instrument of Proxy for use at the Meeting. Each Shareholder who is entitled to attend at meetings of Shareholders is encouraged to participate in the Meeting and Shareholders are urged to vote on matters to be considered in person or by proxy.

Shareholders should not construe the contents of this Information Circular as legal, tax or financial advice and should consult with their own professional advisors in considering the relevant legal, tax, financial or other matters contained in this Information Circular.

If you hold Shares through a broker, investment dealer, bank, trust company, clearing agency, trustee, agent, nominee or other intermediary (collectively, an “Intermediary”), you should contact your Intermediary for instructions and assistance in voting the Shares that you beneficially own.

INFORMATION CONCERNING FORWARD–LOOKING STATEMENTS

Certain statements contained in this Information Circular, the Appendices attached hereto and in the documents incorporated by reference herein constitute forward-looking statements. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “expect”, “may”, “will”, “potential”, “target”, “intend”, “could”, “can”, “goals”, “should”, “believe”, “likely”, “is designed to” and similar expressions.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Satellos believes the expectations reflected in those forward-looking statements are reasonable but, no assurance can be given that these expectations will prove to be correct. Thus, forward-looking statements included in this Information Circular and in the documents incorporated by reference herein should not be unduly relied upon. These statements speak only as of the date of this Information Circular.

Some of the risks that could cause results to differ materially from those expressed in the forward-looking statements include:

•	general business, economic, competitive, political and social uncertainties; and

•	competition for, among other things, capital and skilled personnel.

The forward-looking statements contained in this Information Circular speak only as of the date of this Information Circular. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement. Satellos assumes no obligation to update these forward-looking statements except as may otherwise be required pursuant to applicable laws.

CURRENCY

In this Information Circular, except where otherwise indicated, all dollar amounts are expressed in Canadian dollars, and all references to “$” and “dollars” are to Canadian dollars.

PERSONS MAKING THE SOLICITATION

This Information Circular is furnished in connection with the solicitation of proxies by or on behalf of the management of the Company for use at the Meeting and any adjournment or postponement thereof. The Meeting will be held in virtual only format, which will be conducted via live audio webcast at //meetnow.global/M6F2GXU. Shareholders will not be able to physically attend the Meeting. For a summary of how Shareholders may attend the Meeting online, see “Attending and Voting at the Virtual Meeting” below.

This solicitation is made on behalf of the management of the Company. The costs incurred in the preparation of both the Instrument of Proxy and this Information Circular will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interviews, personal delivery, telephone or any form of electronic communication by directors, officers, employees or agents of the Company who will not be directly compensated therefor. Any third-party costs thereof will be borne by the Company.

In accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), this Information Circular and the Instrument of Proxy have been sent by the Company to its registered Shareholders of record registered as of the close of business on May 12, 2025 (Shareholders holding a paper share certificate or Direct Registration Statement registered in their name) and the Company has also sent such proxy-related materials directly to those unregistered (beneficial) Shareholders that have consented to the release of their addresses to the Company (“NOBOs”).

The Company also intends to pay for intermediaries such as stockbrokers, securities dealers, banks, trust companies, clearing agencies, trustees and their agents and nominees (“Intermediaries”) to deliver proxy- related materials or Form 54-101F7 –Request for Voting Instructions Made by Intermediary to the Beneficial shareholders that have refused to release their addresses to the Company (“OBOs”).

The OBOs and NOBOs are herein collectively referred to as the “Non-Registered Shareholders”. See also “Proxy Related Information – Advice for Non-Registered Shareholders” in this Information Circular.

The Company will not be providing the Notice of Meeting, the Information Circular or the form of proxy to registered Shareholders or Non-Registered Shareholders through the use of notice-and-access, as such term is defined in NI 54-101.

PROXY RELATED INFORMATION

Appointment and Revocation of Proxies

The persons named in the accompanying Instrument of Proxy, Elizabeth Williams, or failing her, Frank Gleeson, or failing him, Geoff MacKay (the “Management Nominees”), have been selected by the Board, and have indicated their willingness, to represent Shareholders who appoint them as their proxy for the Meeting.

The Management Nominees named in the accompanying Instrument of Proxy are directors and/or officers of the Company. A Shareholder has the right to designate a person (who need not be a Shareholder) other than the Management Nominees to represent him, her, they or it at the Meeting. Such right may be exercised by striking out the names of the specified persons and inserting in the space provided for that purpose on the enclosed Instrument of Proxy the name of the person to be designated or by completing another proper Instrument of Proxy. Such Shareholder should notify the nominee of the appointment, obtain his or her or their consent to act as proxy and should provide instructions on how the Shares held by the Shareholder are to be voted. In any case, an Instrument of Proxy should be dated and executed by the Shareholder or an attorney authorized in writing, with proof of such authorization attached where an attorney has executed the Instrument of Proxy.

Shareholders who wish to appoint a third-party proxyholder, someone other than the Management Nominees, to attend the Meeting as their proxy and vote their Shares MUST submit their Instrument of Proxy or voting instruction form, as applicable, appointing that person as proxyholder, AND register that proxyholder, as described below. Registering the proxyholder is an additional step that must be completed AFTER the Instrument of Proxy or voting instruction form has been submitted. Failure to register the proxyholder will result in the proxyholder not receiving an Invite Code, which is used as their online sign-in credentials and is required for them to vote at the Meeting.

•	Step 1 – Submit Instrument of Proxy or voting instruction form. Registered Shareholders unable to attend the Meeting are requested to complete, sign and date the accompanying Instrument of Proxy, and to return it, together with the power of attorney or other authority, if any, under which it was signed or a notarially certified copy thereof, to the Company’s transfer agent, Computershare, either in person, by mail or courier, to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or via the internet at www.investorvote.com. This must be completed before registering the proxyholder to attend the Meeting online, which is an additional step completed once the Instrument of Proxy or voting instruction form is submitted.

Non-Registered Shareholders who receive the proxy through an Intermediary must deliver the proxy in accordance with the instructions given by such Intermediary.

To be effective, proxies must be received by Computershare not later than by 10:00 a.m. (Toronto time) on June 16, 2025, or at least forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays) prior to the Meeting or any adjournment or postponement thereof.

•	Step 2 - Register your proxyholder: To register a third-party proxyholder, Shareholders MUST visit http://www.computershare.com/Satellos by 10:00 a.m. (Toronto time) on June 16, 2025, or at least forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays) prior to the Meeting or any adjournment or postponement thereof, and provide Computershare with their proxyholder’s contact information, including email address, so that Computershare may provide the proxyholder with an Invite Code by email.

Without an Invite Code, proxyholders will not be able to vote or ask questions at the Meeting.

They will only be able to attend the Meeting online as a guest.

The Company may refuse to recognize any Instrument of Proxy deposited in writing or by the internet received later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in Ontario) prior to the Meeting or any adjournment or postponement thereof.

A Shareholder who has submitted an Instrument of Proxy may revoke it as to any matter on which a vote has not already been cast pursuant to its authority by an instrument in writing executed by such securityholder or by his attorney duly authorized in writing or, if the Shareholder is a corporation, by a director, officer or attorney thereof duly authorized, and deposited at the above mentioned office of Computershare, no later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) prior to the time set for the applicable Meeting, or any adjournment thereof, or with the Chairman of the Meeting, as applicable, on the day of the Meeting or any adjournment thereof.

A Shareholder who has submitted an Instrument of Proxy attends the live Meeting via webcast, and who has accepted the terms and conditions when entering the Meeting online, will be provided the opportunity to vote online by ballot and the votes previously submitted via proxy will be disregarded. See “Attending and Voting at the Virtual Meeting” below.

Signature of Proxy

The applicable form of proxy must be executed by the registered Shareholder, as applicable, or his or her attorney authorized in writing, or if the Shareholder is a corporation, the applicable Instrument of Proxy should be signed in its corporate name under its corporate seal (if required) by an authorized officer whose title should be indicated. An Instrument of Proxy signed by a Person acting as attorney or in some other representative capacity should reflect such Person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Satellos).

Exercise of Discretion by Proxy Holders

All Shares represented at the Meeting by properly executed Instruments of Proxy will be voted. Where a choice with respect to any matter to be acted upon has been specified in the Instrument of Proxy, the securities represented by the proxy will be voted in accordance with such specification. In the absence of such specification, such securities will be voted in favour of each applicable resolution as set forth in the Notice of Meeting and in this Information Circular.

The enclosed Instruments of Proxy confer discretionary authority upon the persons named therein, including the Management Nominees, with respect to amendments or variations to matters identified in the Notices of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment of postponement thereof. If any such amendment, variation or other matter should come before the Meeting, it is the intention of the persons named in the enclosed Instrument of Proxy to vote such proxies in accordance with their best judgment, unless the Shareholder has specified to the contrary or that Shares are to be withheld from voting. At the time of printing of this Information Circular, management of Satellos knows of no such amendment, variation or other matter.

Advice for Non-Registered Shareholders

The information set forth in this section is of importance to many Shareholders, as a substantial number of Shareholders do not hold Shares in their own name. Non-Registered Shareholders are advised that only proxies from Shareholders of record can be recognized and voted upon at the Meeting. If Shares are listed in an account statement provided to Shareholders by a broker, then in almost all cases those Shares will not be registered in the Shareholder’s name on the records of Satellos. Such Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. Although a Non-Registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of his broker, a Non-Registered Shareholder may attend the Meeting as proxyholder for the registered Shareholder and vote the Shares in that capacity. Non-Registered Shareholders who have not duly appointed themselves as proxyholders may attending the Meeting as guests. Guests will be able to listen to the Meeting online, but will not be able to vote or ask questions at the Meeting.

Voting by Non-Registered Shareholders

Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Non-Registered Shareholder. Without specific instructions, brokers and their nominees are prohibited from voting Shares for their clients. The directors and officers of the Company do not know for whose benefit the Shares registered in the name of CDS & Co. are held, and directors and officers of the Company do not necessarily know for whose benefit the Shares registered in the name of any Intermediary are held.

Applicable regulatory policy requires brokers and other Intermediaries to seek voting instructions from Non- Registered Shareholders in advance of Shareholders’ meetings. Every broker and other Intermediary has its own mailing procedure, and provides its own return instructions, which should be carefully followed. The form of proxy supplied by brokers and other Intermediaries to Non-Registered Shareholders may be very similar and in some cases identical to that provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Non-Registered Shareholder.

In Canada, the vast majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically prepares a machine-readable voting instruction form, mails those forms to Non-Registered Shareholders and asks Non-Registered Shareholders to return the forms to Broadridge, or otherwise communicate voting instructions to Broadridge (by way of the Internet or telephone, for example). Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Non-Registered Shareholder who receives a Broadridge voting instruction form cannot use that form to vote Shares directly at the Meeting. The voting instruction forms must be returned to Broadridge (or instructions respecting the voting of Shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have the Shares voted. If you have any questions respecting the voting of Shares held through a broker or other Intermediary, please contact that broker or other Intermediary for assistance.

Although a Non-Registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of his or her broker, a Non-Registered Shareholder may attend the Meeting as proxyholder for the registered Shareholder and vote the Shares in that capacity. Non-Registered Shareholders who wish to attend the Meeting and indirectly vote their Shares as proxyholder for the registered Shareholder, should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker. In addition, Non-Registered Shareholders are reminded that registering a Non-Registered Shareholder or third-party proxyholder online, as applicable, is an additional step to be completed after submitting the proxy authorization form if such persons are to receive an Invite Code and participate and vote at the Meeting.

If you have any questions respecting the voting of Shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance. All references to Shareholders in this Information Circular and the accompanying Instrument of Proxy and Notice of Meeting are to Shareholders of record, unless specifically stated otherwise.

ATTENDING AND VOTING AT THE VIRTUAL MEETING

The Meeting will be held in a virtual only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders will have an opportunity to attend, ask questions and vote at the Meeting online. Shareholders and proxyholders will not be able to physically attend the Meeting.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online by ballot at the appropriate times. The 15-digit control number (“Control Number”) located on the Instrument of Proxy received by registered Shareholders is the Control Number for purposes of logging in to the Meeting online. Duly appointed proxyholders will receive, via email notification from Computershare, an Invite Code for purposes of logging in to the Meeting online. In order to participate in the Meeting online, registered Shareholders must have a valid Control Number and duly appointed proxyholders must have received an Invite Code. See “How to Attend the Meeting” below for additional information on how to log in to the Meeting online.

Non-Registered Shareholders who have not duly appointed themselves as proxyholders may attend the Meeting as guests. Guests will be able to listen to the Meeting online, but will not be able to vote or ask questions at the Meeting. This is because our transfer agent, Computershare, does not have a record of the Non-Registered Shareholders and, as a result, will have no knowledge of their shareholdings or entitlement to vote, unless Non- Registered Shareholders appoint themselves as proxyholder. Non-Registered Shareholders who wish to vote at the Meeting must (i) appoint themselves as proxyholder by inserting their name in the space provided for appointing a proxyholder on the voting instruction form and (ii) follow all of the applicable instructions, including the deadline, provided by their Intermediary. See “How to Attend the Meeting” below for additional information on how to log in to the Meeting online.

How to Attend the Meeting

Registered Holders and duly appointed proxyholders, including Non-Registered Shareholders who have duly appointed themselves as proxyholder, will be able to attend, ask questions and vote at the Meeting online at //meetnow.global/M6F2GXU. It is recommended that Shareholders and duly appointed proxyholders log in one hour before the Meeting starts. To do so, please go to //meetnow.global/M6F2GXU prior to the start of the meeting to login. Click on “Shareholder” and enter your 15-digit Control Number or click on “Invitation” and enter your Invite Code, as applicable.

•	Registered Shareholders: Each registered Shareholder’s Control Number is located on the Instrument of Proxy sent to that registered Shareholder.

•	Duly appointed proxyholders: Computershare will provide the proxyholder with an Invite Code after the proxy voting deadline has passed and the proxyholder has been duly appointed AND registered as described in “Appointment and Revocation of Proxies” above.

Guests, including Non-Registered Shareholders who have not duly appointed themselves as proxyholder, can listen to the live Meeting. However, Guests are not able to vote or ask questions at the Meeting. Log in online at //meetnow.global/M6F2GXU, select “Guest”, and then complete the online registration form.

It is important that attendees at the Meeting remain connected to the internet for the duration of the Meeting in order to vote when balloting commences. It is the responsibility of Shareholders and duly appointed proxyholders attending the Meeting to ensure that they remain connected. The virtual meeting platform is fully supported across most commonly used web browsers (note: Internet Explorer is not a supported browser).

Please allow ample time to check-in to the Meeting online. Online check-in will begin a half hour prior to the Meeting and the Meeting will begin promptly at 10:00 a.m. (Toronto time) on June 18, 2025, unless otherwise adjourned or postponed.

United States beneficial Shareholders: To attend and vote at the Meeting, you must first obtain a valid Legal Form of Proxy from your broker, bank or other agent and then register in advance to attend the meeting. Follow the instructions from your broker or bank included with the proxy materials or contact your broker or bank to request a Legal Form of Proxy. After first obtaining a valid Legal Form of Proxy your broker, bank or other agent, you must submit a copy of your Legal Form of Proxy to Computershare in order to register to attend the meeting. Requests for registration should be sent to Computershare, either in person, by mail or courier, to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 or by email to USLegalProxy@computershare.com.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 10:00 a.m. (Toronto time) on June 16, 2025. You will receive a confirmation of your registration by email after we receive your registration materials. Following such confirmation, you may attend the Meeting at //meetnow.global/M6F2GXU and vote your Shares during the Meeting. Please note that you are MUST to register your appointment at http://www.computershare.com/Satellos prior to the Meeting.

Voting in Advance of the Meeting

Registered Shareholders may also cast their vote by telephone (1-866-732-8683) or internet (www.investorvote.com) by following the instructions on the form provided. If you choose to vote by telephone or internet, your vote must also be cast no later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) prior to the time of the Meeting or any adjournment or postponement thereof.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Company at any time since the beginning of the last financial year, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon except as disclosed in this Information Circular under the heading “Matters to be Acted Upon at the Meeting – Election of Directors”.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Voting Rights

The authorized share capital of the Company consists of an unlimited number of Shares without nominal or par value. As at the date of this Information Circular, 165,885,462 Shares are issued and outstanding. The holders of the Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of Satellos and each Share confers the right to one vote in person or by proxy at all meetings of the shareholders of Satellos. The holders of the Shares are entitled to receive such dividends as the Board may by resolution determine. The holders of Shares are entitled to receive the remaining property of Satellos in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, or other distribution of assets of Satellos among its shareholders for the purpose of winding-up Satellos’ affairs. There are no pre-emptive or conversion rights.

Shareholders of the Record Date are entitled to receive notice of and attend and vote at the Meeting.

Each Share carries the right to one vote on any matter properly coming before the Meeting or any adjournment or postponement thereof.

Record Date

The record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof is May 12, 2025 (the “Record Date”).

The Company will prepare or cause to be prepared a list of the Shareholders recorded as holders of Shares on its register of Shareholders as of the close of business on the Record Date, each of whom shall be entitled to vote the Shares shown opposite their name on the list at the Meeting or any adjournment or postponement thereof.

In addition, persons who are Non-Registered Shareholders as of the Record Date will be entitled to exercise their voting rights in accordance with the procedures established under NI 54-101. See “Advice for Non-Registered Shareholders”.

Quorum

As set forth in the by-laws of the Company, quorum is present at a meeting of Shareholders if at least two persons are present holding, or representing by proxy, not less than ten percent (10%) of the outstanding shares of the Corporation entitled to vote at that meeting.

Unless otherwise required by law or the constating documents of the Company, any matter coming before the Meeting or any adjournment or postponement thereof shall be decided by the majority of the votes duly cast in respect of the matter by Shareholders entitled to vote thereon.

Principal Holders of Shares

To the knowledge of the directors and executive officers of the Company, no person or company beneficially owns, or controls or directs, directly or indirectly, 10% or more of the issued and outstanding Shares as at the date of this Information Circular.

MATTERS TO BE ACTED UPON AT THE MEETING

To the knowledge of the board of directors of the Company (the “Board”), the only matters to be brought before the Meeting are those matters set forth in the Notice of Meeting.

1.	Financial Statements

At the Meeting, the audited consolidated financial statements of the Company for the financial year ended December 31, 2024 and year ended December 31, 2023, together with the notes and auditors’ report thereon (the “Financial Statements”), will be presented. Shareholder approval of the Financial Statements is not required and no formal action will be taken at the Meeting to approve the Financial Statements.

In accordance with applicable laws, the Financial Statements have been delivered to Non-Registered Shareholders who have requested copies of the Financial Statements and to registered Shareholders who have not informed the Company in writing that they do not wish to receive copies of Financial Statements. The Financial Statements are available on the System for Electronic Document Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca under the Company’s profile.

2.	Election of Directors

The directors of the Company are elected annually. At the Meeting, Shareholders will be asked to elect the eight (8) nominees set forth in the table below as directors of the Company. Each of the nominees elected as a director of the Company will hold office until the next annual general meeting of Shareholders or until a successor is duly elected or appointed or their office is vacated earlier in accordance with the articles of amalgamation of the Company and the provisions of the Canada Business Corporations Act (the “CBCA”).

Each director nominee will be elected on an individual basis and not as a member of a slate. Management does not contemplate that any of such nominees will be unable to serve as directors.

In order for each director nominee to be elected, as required by the CBCA, a majority of the votes cast by Shareholders must be in favour of such director nominee.

The following is a brief description of the nominees, including the name and province or state and country of residence of each of the nominees, the date each first became a director of Satellos, their principal occupation and the number of Shares beneficially owned, or controlled or directed, directly or indirectly, by each of the foregoing as of the date of this Information Circular. The information as to the Shares, stock options (“Options”) and Warrants beneficially owned or controlled or directed, directly or indirectly, is based upon information furnished to Satellos by the nominees.

The Board believes the election of the below named nominees as directors of the Company is in the best interests of the Company and recommends that the Shareholders vote IN FAVOUR of electing the nominees. Unless otherwise directed to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote proxies in favour of the election of the nominees set forth in the table below as directors of the Company.

Name, Province and Country of Residence	Offices Held and Time as Director or Officer	Principal Occupation (for last 5 years)	Number of Common Shares Beneficially Owned, Controlled or Directed
Frank Gleeson (Ontario, Canada)	Director since July 2012, Chief Executive Officer since March 2018, and President since April 2018	President and CEO, Satellos Bioscience Inc.	3,976,389	(1)

Franklin M. Berger(5) (New York, USA)	Director since June 29, 2023	Consultant	7,879,000

Brian Bloom (Ontario, Canada)	Director since March 2018	Co-founder, Chairman and Chief Executive Officer, Bloom Burton & Co., Inc.; Chairman and CEO, Bloom Burton Securities Inc.	10,400,818	(2)

Stephanie Brown(3)(4) (Boston, MA)	Director since November 2024	Former President of North America, Santhera Pharmaceutical (until March 2024)	Nil

Selwyn Ho (Windsor, UK)	Director Nominee	CEO, Medigene AG (July 2022 to present)	Nil

		EVP and Chief Business Officer, (Jan 2021 – June 2022) Corporate Advisor, (Jan 2020 – Jan 2021) Connect Biopharma

Iris Loew-Friedrich (Ratingen, Germany)	Director Nominee	Former Executive Vice-President, Chief Medical Officer, Head of Development, member of the Executive Committee, UCB S.A. / Schwarz Pharma AG (until June 2024)	Nil

Geoff MacKay(4) (Maine, United States)	Board Chair and Director since July 2018	CEO of Biotech Startup, Former Co- founder, Director, President & Chief Executive Officer, AVROBIO, Inc. (until April 2023)	254,422

Adam Mostafa(3)(4) (Massachusetts, USA)	Director since December 5, 2021	Chief Financial Officer of X4 Pharmaceuticals	Nil

Notes:

(1)	Frank Gleeson holds 738,169 Shares through 6857990 Canada Inc., a company controlled by him.

(2)	6,022,000 of these Shares are held through Bloom Burton Development Corp, an affiliated company of Bloom Burton and Co. Inc., of which Brian Bloom is co-founder, Chair and CEO, 2,900,008 of these Shares are held through Bloom Burton & Co. Inc., of which Brian Bloom is co-founder, Chair and CEO, 672,005 of these Shares are held through 2194655 Ontario Inc., a company controlled by Brian Bloom and 806,805 of these Shares are held personally by Brian Bloom.

(3)	Current member of Audit Committee (as defined herein).

(4)	Current member of Compensation Committee (as defined herein).

(5)	Current member of Corporate Governance Committee (as defined herein).

Frank Gleeson, Director, President and Chief Executive Officer

During his biotechnology career since 1994, Mr. Gleeson has been a key party to building more than 20 biomedical companies from breakthrough research and technologies and has negotiated numerous financing and M&A transactions valued in excess of $600 million. In 2018, he co-founded Satellos with Dr. Rudnicki where, as CEO, he has raised over $125 million, taken the company public on the TSX (MSCL), built a team of 25 professionals, and directed the company into clinical development with a novel lead drug, SAT-3247. Prior to Satellos, he and Dr. Rudnicki co-founded Verio Therapeutics, where Mr. Gleeson was CEO and managed its acquisition by Fate Therapeutics (Nasdaq: FATE). Mr. Gleeson has also served as Chief of Commercial Operations at Centre for Probe Development and Commercialization (CPDC), where he played a principal role in building a global radiopharmaceutical manufacturing business and supporting the creation of two spin-out companies. Prior to CPDC, he served as an Executive-in-Residence with the Fight Against Cancer Innovation Trust (FACIT), an innovative nucleator, where he supported or led the creation, financing and exits of three new entities. Earlier in his career, Mr. Gleeson was founding CEO of MDS Proteomics Inc., where he made and integrated three acquisitions, built leading-edge sequencing infrastructure, a 200-person team, and raised in excess of $100 million. He was also Senior Vice President and Venture Partner with MDS Capital Corp. (now Lumira), where he was lead partner on a fund with more than $250 million under management focused on creating drug discovery companies based on novel Canadian science. Prior to his tenure with MDS from 1994-2002, he enjoyed a 17-year operational career with ICI plc (now AstraZeneca), a global chemicals, pharmaceuticals, and advanced materials company, during which he was involved in technology commercialization in several fields both in Canada and internationally. Mr. Gleeson has served on numerous boards of private and public companies and not-for-profit entities.

Geoff MacKay, Board Chair

Mr. MacKay has served as CEO of several innovative biotech companies over the last 20 years. He is currently CEO of a Versant backed stealth start-up. Previously, he was founding CEO of AVROBIO Inc., which sold its lead asset to Novartis. Mr. MacKay was also the founding CEO of eGenesis Inc., a biotech dedicated to applying gene editing to xenotransplantation. During his tenure as CEO of Organogenesis Inc., the company received the first approval of an allogeneic cell therapy from the FDA’s Center for Biologics Evaluation and Research and treated one million patients with living cell therapies. Earlier in his career, Mr. MacKay spent 11 years at Novartis in senior leadership positions, culminating as Vice-President Transplantation & Immunology. Past activities include Chairman of the Board of MassBio, Chairman of the Board of the Alliance of Regenerative Medicine, and a member of the advisory council to the Health Policy Commission for Massachusetts.

Franklin Berger, Director

Mr. Berger has more than 25 years of experience in capital markets and financial analysis. He serves on the Board of Directors of BELLUS Health sold to GSK, ESSA Pharma, Kezar Life Sciences, Atreca, Rain Therapeutics and Atea Pharmaceuticals. Mr. Berger served as a senior portfolio manager at Sectoral Asset Management; additionally, he was co-founder, co-PM on the small-cap focused NEMO Fund at Sectoral, from 2007 through June 2008. Previously, he was Managing Director, Equity Research and Senior Biotechnology Analyst for J. P. Morgan Securities from 1998 to 2003. During his time at J.P. Morgan, he was involved with the issuance of more than $12 billion in biotechnology company equity or equity-linked securities, including the Genentech initial public offering, the largest biotechnology financing to date. From 1997 to 1998, he served as a Director, Equity Research and Senior Biotechnology Analyst for Salomon Smith Barney and from 1991 to 1997, he served as a sell-side analyst for Josephthal & Co. The Wall Street Journal selected Mr. Berger as the No. 1 ranked biotechnology analyst in its All- Star Analyst Survey in 1997 and was ranked No. 2 in the WSJ’s 2000 Survey. In 2002, Institutional Investor Magazine ranked him on J. P. Morgan’s 3rd-placed All-Star Research Team. Mr. Berger received a B.A. in International Relations, an M.A. in International Economics from Johns Hopkins University and an MBA from Harvard University. He serves on the Council of Rockefeller University and was a Founding Fellow of the Biotechnology Study Center at New York University School of Medicine.

Brian Bloom, Director

Mr. Bloom is a co-founder of Bloom Burton & Co. and serves as the firm’s Chairman and Chief Executive Officer. He serves on the Board of Directors of Satellos Bioscience and Appili Therapeutics. Mr. Bloom was formerly the Chairman of the Board of Grey Wolf Animal Health and Triumvira Immunologics, a member of the Life Sciences Advisory Board at the National Research Council Canada, the Dean’s Advisory Board at McMaster University and on the Board of Directors of BIOTECanada, the Baycrest Foundation and Qing Bile Therapeutics. Before co- founding Bloom Burton in 2008, he spent six years at an independent investment dealer in the healthcare and biotechnology institutional sales and equity research groups. Mr. Bloom started his career at New York-based investment banking firms SCO Financial Group and Molecular Securities. He is the proud recipient of the McMaster University 2017 Distinguished Alumni Award in Science and the co-recipient of the 2023 Life Sciences Ontario Community Service Award. Mr. Bloom received an Honours Bachelor of Science in Biochemistry from McMaster University and subsequently studied at the Mount Sinai Graduate School for Biological Sciences of New York University, with a focus in molecular endocrinology and biophysics

Stephanie Brown, Director

Ms. Brown is a seasoned executive leader with over 30 years of experience in the bio-pharma industry, holding key leadership roles in North America, Europe, and Asia. Known for her strategic agility and deep operational expertise, Ms. Brown has driven successful business transformations and product launches across diverse therapeutic areas, from breakthrough biologics to small molecules. She has served in executive roles at top pharmaceutical companies, including Merck, Genentech, Biogen, Takeda, and Novartis, where she managed high- value product portfolios and led launches for multiple specialty and rare disease treatments. Ms. Brown is Past- President of North America for Santhera Pharmaceuticals, where she oversaw strategic operations and corporate restructuring. Prior to Santhera, she led the Rare Diseases business at Ipsen Biopharmaceutical North America, managing commercialization strategies and profit growth for in-line and launch brands. Currently, she serves on the Board of Directors for Resilia, Inc., and has previously held board roles with ObsEva and the Biotechnology Innovation Organization (BIO). Ms. Brown holds a B.S. in chemistry with biology from Mount Allison University and an MBA from Edinburgh Business School, Heriot-Watt University.

Selwyn Ho, Director Nominee

Dr. Selwyn Ho is a seasoned Pharma and Biotech leader with extensive experience in commercial strategy, corporate leadership, financing, and board governance. As a trained medical doctor with a track record spanning multiple commercial and leadership roles, he now serves as CEO of Medigene AG, a publicly traded immuno- oncology company. In this role, he has led a strategic transformation, streamlining R&D, expanding and securing key partnerships with BioNTech, 2seventyBio (Regeneron), WuXi Biologics and EpiMab Biotherapeutics, and successfully driving financing rounds. Previously, as EVP & Chief Business Officer at Connect Biopharma, Selwyn played a key role in raising $220 million through an IPO (closed March 2021) and securing $135 million in private financing (throughout 2020). His leadership experience includes senior roles at Dermira (Eli Lilly), UCB, Allergan (AbbVie), Novartis, and AstraZeneca, providing him with deep expertise in pre-launch, launch and commercialization, market access, business development & licensing and global product strategy across ophthalmology, immunology, dermatology and oncology. Selwyn also brings strong board experience, currently serving as a Non-Executive Director at Antennova Inc. and Peptomyc S.L., and as an Executive-in-Residence at New Rhein Healthcare Investors. Dr. Ho received his medical degree (MB, BS) and Bachelor of Science (BSc) in Pharmacology from Imperial College, University of London, UK, and post-graduate qualifications (Dip Pharm Med) in Pharmaceutical Medicine from the Faculty of Pharmaceutical Physicians, Royal College of Physicians, UK.

Iris Loew-Friedrich, Director Nominee

Dr. Iris Loew-Friedrich is a seasoned biotech and pharmaceutical executive with extensive experience in global drug development, regulatory affairs, corporate strategy, and board governance. In June 2024, Iris concluded her 20+ year tenure at UCB S.A, where she was most recently Executive Vice President, Chief Medical Officer, and Head of Development, leading global clinical development, regulatory affairs, medical affairs, safety/pharmacovigilance, and data strategy. Under her leadership, UCB successfully developed and secured approvals for multiple therapies, including Cimzia, Briviact, Evenity, Rystiggo, Zilbrysq, and Bimzelx across the US, EU, and international markets. She also played a pivotal role in lifecycle management, new formulations, and expanded indications across UCB’s portfolio. Previously, Iris held executive roles at Schwarz Pharma, BASF Pharma, and Hoechst/Aventis, where she oversaw global R&D organizations, led successful regulatory approvals, and managed key industry partnerships. Notably, she contributed to the development and commercialization of Humira, Arava, Actonel, Vimpat, and Neupro. Dr. Loew-Friedrich received her medical license from Johann Wolfgang Goethe University, Frankfurt, Germany, and her PhD following a research assignment at the Max-Planck-Institute for Biophysics. Iris served as the staff physician at the Department for Internal Medicine at the Frankfurt University Medical School, with sub-specialties in immunology, nephrology, and transplantation medicine. She is board-certified in Internal Medicine and holds a professorship at Frankfurt University Medical School. Iris has extensive board experience, currently serving as Chair of the Supervisory Board at Evotec SE, Chair of the Board at Celosia Therapeutics, and a Non-Executive Director at Fresenius SE & Co. KGaA. Additionally, she has played key roles in scientific advisory boards and nonprofit organizations, including Helmholtz Health, Pierre Fabre S.A., and Fondazione Telethon, with a focus on oncology, immunology, and rare diseases.

Adam Mostafa, Director

Mr. Mostafa is an accomplished financial leader in strategic and financial planning in the pharmaceutical industry. Currently, Mr. Mostafa is the Chief Financial Officer (CFO) of X4 Pharmaceuticals, working closely with the Chief Executive Officer and Board of Directors on all strategic and financial matters. Notably this includes the close of its 2019 reverse merger with Arsanis and subsequent Nasdaq public listing and follow-on financings. Mr. Mostafa has served as CFO of Abpro Corporation, a biotechnology company focused on antibody therapeutics. Previously, Mr. Mostafa was a Managing Director in the healthcare investment banking group at Cantor Fitzgerald, and a senior banker in the healthcare investment banking group at Needham & Company. Mr. Mostafa has also held positions of vice president in the investment banking group at CRT Capital Group, portfolio management associate in the global stock selection group at AQR Capital, and analyst in the healthcare investment banking group at Salomon Smith Barney. Mr. Mostafa holds an A.B. in economics from Brown University.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

For the purposes of the following disclosure, “Order” means (a) a cease trade order; (b) an order similar to a cease trade order; or (c) an order that denied the relevant company access to any exemption under securities legislation, any of which was in effect for a period of more than thirty consecutive days.

Other than as described below, to the knowledge of the Company, none of the persons nominated for election as directors at the Meeting: (a) is, as at the date of this Information Circular, or has been, within the 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that: (i) was subject to an Order that was issued while the person was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an Order that was issued after the person ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (b) is, as at the date of this Information Circular, or has been within 10 years before the date of this Information Circular, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) has, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Stephanie Brown was previously a director of ObsEva SA (“ObsEva”). She resigned as a director in June 2023 and has had no further involvement with ObsEva since that date. On January 29, 2024, the Tribunal de première instance of Geneva granted a temporary moratorium (sursis provisoire) to ObsEva for a period of four months ending May 29, 2024 and appointed a commissioner (commissaire) to supervise the company's activities during the process. On February 28, 2024 ObsEva announced that it would wind-down its operations with the termination of all of its employees and notified the SIX Swiss Exchange's listing authority that there was a substantial risk that it would be unable to have audited financial statements for 2023 prepared and that it is as a result likely not going to be able to satisfy the requirements for maintaining its listing on SIX.

Selwyn Ho is a director and officer of Medigene AG which filed for insolvency on April 25, 2025. On April 7, 2025, Medigene announced it had filed an application for the opening of insolvency proceedings with the competent local court in Munich on April 16, 2025. On April 25, 2025, attorney Axel W. Bierbach from the law firm Müller-Heydenreich Bierbach & Kollegen was appointed preliminary insolvency administrator. Medigene AG’s research operations are currently being continued in full.

To the knowledge of the Company, none of the persons nominated for election as directors at the Meeting, nor any personal holding company thereof owned or controlled by them has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

3.	Appointment of Auditors

Management of the Company intends to nominate PricewaterhouseCoopers LLP (“PwC”), Chartered Accountants, of Toronto, Ontario, for appointment as the auditors of the Company, to hold office for the ensuing year until the close of the next annual general meeting of Shareholders or until PwC is removed from office or resigns, at a remuneration to be fixed by the Board.

At the Meeting, shareholders will be asked to pass an ordinary resolution appointing PwC to serve as auditors of the Company to hold office until the close of the next annual meeting of shareholders or until such firm is removed from office or resigns as provided by law, at a remuneration to be fixed by the Board.

In order to be effective, the ordinary resolution appointing the auditors of Satellos and authorizing the directors to fix their remuneration must be passed by a majority of the votes cast by Shareholders in respect of such resolution. PwC have been the Company’s auditors since November 18, 2024.

The Board believes the appointment of PwC as auditors of the Company is in the best interests of the Company and recommends that the Shareholders vote IN FAVOUR of appointing PwC as the auditors of the Company. Unless otherwise directed to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote proxies in favour of the appointment of PwC as auditors of the Company and to authorize the directors to fix their remuneration.

4.	Approval of Share Consolidation

At the Meeting, Shareholders will be asked to consider and, if thought advisable, pass a special resolution (the "Share Consolidation Resolution") authorizing the Board to elect, in its discretion, to direct the Company to file articles of amendment (the "Articles of Amendment") to amend the Company's articles in order to effect a consolidation (or reverse split) of the Company's issued Shares into a lesser number of issued Shares (the "Share Consolidation"). The Share Consolidation Resolution will authorize the Board to:

•	select a Share Consolidation ratio of between five (5) pre-consolidation Shares for one (1) post- consolidation Share and fifteen (15) pre-consolidation Shares for one (1) post-consolidation Share, provided that, such Share Consolidation occurs prior to the earlier of the 12-month anniversary of the Meeting and the next annual meeting of Shareholders; and

•	file the Articles of Amendment to give effect to the Share Consolidation at the selected consolidation ratio.

Background to and Reasons for the Share Consolidation

The Board believes that it is in the best interests of the Company to provide the Board with the flexibility to elect to reduce the number of outstanding Shares by way of the Share Consolidation. Some of the potential benefits of the Share Consolidation include:

•	Potential U.S. Listing. The Company may consider the possibility of a future listing on a major U.S. stock exchange. The higher anticipated price of the post-consolidation Shares may help make the Company eligible for such a listing.

•	Increased Investor Interest. The current share structure of the Company may make it more difficult for the Company to attract additional equity financing that may be required or desirable to maintain the Company or to further develop its products. The Share Consolidation may have the effect of raising, on a proportionate basis, the price of the Shares, which could appeal to certain investors that find shares valued above certain prices to be more attractive from an investment perspective.

•	Reduced Volatility. The higher anticipated price of the post-consolidation Shares may result in less volatility as a result of small changes in the share price of the Shares. For example, a nominal price movement will result in a less significant change (in percentage terms) in the market capitalization of the Company.

The Company believes that providing the Board with the authority to select within a range of Share Consolidation ratios provides the flexibility to implement the Share Consolidation in a manner intended to maximize the anticipated benefits of the Share Consolidation for the Company and the Shareholders.

The Share Consolidation is subject to certain conditions, including the approval of the Shareholders and acceptance by the Toronto Stock Exchange (the "TSX"). If the requisite approvals are obtained and the Board elects to proceed with the Share Consolidation, the Share Consolidation will take place at a time to be determined by the Board, subject to the CBCA. No further action on the part of Shareholders would be required in order for the Board to implement the Share Consolidation. Shareholders will be notified and registered shareholders will receive a letter of transmittal containing instructions for exchange of their share certificates in connection with the Share Consolidation. The special resolution also authorizes the Board to elect not to proceed with, and abandon, the Share Consolidation at any time if it determines, in its sole discretion, to do so.

Following a vote by the Board to implement the Share Consolidation, the Company will file articles of amendment with the director under the CBCA to amend the Company's articles. The Share Consolidation will become effective on the date shown in the certificate of amendment issued by the director under the CBCA in connection with the Share Consolidation or such other date indicated in the articles of amendment.

Share Consolidation Resolution

At the Meeting, the Shareholders will be asked to approve the following special resolution:

"BE IT HEREBY RESOLVED, as a special resolution of the shareholders of Satellos Bioscience Inc. (the “Company”) that:

1.	the Articles of the Company be amended to change the number of issued and outstanding common shares of the Company by consolidating the issued and outstanding common shares of the Company on the basis of a ratio to be selected by the board of directors of the Company (the "Board"), in its sole discretion, within a range between five (5) pre-consolidation common shares of the Company for one (1) post-consolidation common share of the Company and fifteen (15) pre-consolidation common shares of the Company for one (1) post-consolidation common share of the Company (the "Share Consolidation"), in the sole discretion of the Board, provided that such Share Consolidation occurs prior to the earlier of the 12 month anniversary of the date of this resolution and the next annual meeting of shareholders of the Company, with such amendment to become effective at a date in the future to be determined by the Board in its sole discretion if and when the Board considers it to be in the best interests of the Company to implement such a Share Consolidation, all as more fully described in the management information circular of the Company dated May 12, 2025 (the "Circular"), and subject to all necessary stock exchange approvals;

2.	the amendment to the Articles of the Company giving effect to the Share Consolidation will provide that no fractional common share will be issued but the number of common shares to be received by a Shareholder shall be rounded down to the nearest whole common share in the event that such Shareholder would otherwise be entitled to a receive fractional common share;

3.	any director or officer of the Company be, and each of them is, hereby authorized and directed for and in the name of and on behalf of the Company to execute and deliver or cause to be executed and delivered one or more articles of amendment of the Company to the director under the Canada Business Corporations Act and to execute and deliver or cause to be executed and delivered all documents and to take any action which, in the opinion of that person, is necessary or desirable to give effect to this special resolution;

4.	notwithstanding that this special resolution has been duly passed by the holders of the common shares of the Company, the Board may, in its sole discretion (including in the circumstances described in the Circular), revoke this special resolution in whole or in part at any time prior to its being given effect without further notice to, or approval of, the holders of the common shares of the Company; and

5.	any one director or officer of the Company be, and each of them is, hereby authorized and directed for and in the name of and on behalf of the Company, to execute or cause to be executed, whether under corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing."

In order to be effective, the Share Consolidation Resolution must be passed by special resolution, being the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by Shareholders in respect of such resolution. The Board believes the passing of the above resolution is in the best interests of the Company and recommends that the Shareholders vote IN FAVOUR of the resolution. Unless otherwise directed to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote proxies in favour of the Share Consolidation Resolution. See “Proxy Related Information – Exercise of Discretion by Proxy Holders”.

Effects of the Share Consolidation

General

If the Share Consolidation is implemented, its principal effect will be to proportionately decrease the number of issued and outstanding Shares by a factor equal to the consolidation ratio selected by the Board. At the close of business on the Record Date, there were 165,885,462 Shares issued and outstanding. For illustrative purposes only, the following table sets forth, based on the number of Shares issued and outstanding as of the Record Date, the number of Shares that would be issued and outstanding (disregarding any resulting fractional Shares and subject to any issuances occurring after the Record Date) following the implementation of the Share Consolidation, at various consolidation ratios:

Share Consolidation Ratio	Shares Outstanding
Five (5) pre-consolidation Shares for one (1) post-consolidation Share	33,177,924
Ten (10) pre-consolidation Shares for one (1) post-consolidation Share	16,588,546
Fifteen (15) pre-consolidation Shares for one (1) post-consolidation Share	11,059,030

The Company does not expect the Share Consolidation itself to have any economic effect on holders of Shares or securities convertible into or exercisable to acquire Shares, except to the extent the Share Consolidation will result in fractional Shares. See "No Fractional Shares" below.

The Share Consolidation will not affect the listing of the Shares on the TSX. Following the Share Consolidation, it is expected that the Shares will continue to be listed on the TSX under the symbol "MSCL". Following each consolidation the Shares will be assigned new CUSIP and ISIN numbers.

Voting rights and other rights of the holders of Shares prior to the implementation of the Share Consolidation will not be affected by the Share Consolidation, other than as a result of the creation and disposition of fractional Shares as described below. For example, a holder of 2% of the voting power attached to the outstanding Shares immediately prior to the implementation of any consolidation will generally continue to hold 2% of the voting power attached to the Shares immediately after the implementation of such consolidation. The number of registered Shareholders is not expected to be affected by any consolidation (except to the extent resulting from the elimination of post-consolidation fractional shares). For example, if the selected consolidation ratio for a particular consolidation is fifteen (15) pre-consolidation Shares per one (1) post-consolidation Share a Shareholder that holds less than fifteen (15) pre-consolidation Shares may cease to hold any Shares following such consolidation.

The exercise or conversion price and the number of Shares issuable under any outstanding convertible securities of the Company, including outstanding Options, will be adjusted in accordance with their respective terms on the same basis as any consolidation.

Effect on Beneficial Shareholders

Beneficial Shareholders (i.e. non-registered Shareholders) holding Shares through an intermediary (a securities broker, dealer, bank or financial institution) should be aware that the intermediary may have different procedures for processing a consolidation than those that will be put in place by the Company for registered Shareholders. If Shareholders hold their Shares through an intermediary and they have questions in this regard, they are encouraged to contact their intermediaries.

Effect of the Share Consolidation on Convertible Securities

The exercise or conversion price and/or the number of Shares issuable under any of the Company's outstanding convertible securities, including under outstanding Options, warrants, rights and any other similar securities will be proportionately adjusted upon the implementation of any consolidation, in accordance with the terms of such securities, based on the Share Consolidation ratio.

Effect on Share Certificates

If the Share Consolidation is approved by Shareholders and subsequently implemented through one or more consolidations, in connection with each consolidation, those registered Shareholders who will hold at least one post-consolidation Share will be required to exchange their share certificates representing pre-consolidation Shares for share certificates representing post-consolidation Shares following each consolidation or, alternatively, a Direct Registration System ("DRS") Advice/Statement representing the number of post- consolidation Shares they hold following each consolidation. The DRS is an electronic registration system which allows Shareholders to hold Shares in their name in book-based form, as evidenced by a DRS Advice/Statement, rather than a physical share certificate.

If the Share Consolidation is implemented through one or more consolidations, the Company (or its transfer agent) will mail to each registered Shareholder a letter of transmittal in connection with each consolidation. Each registered Shareholder must complete and sign a letter of transmittal after the applicable consolidation takes effect. The letter of transmittal will contain instructions on how to surrender to the transfer agent the certificate(s) representing the registered Shareholder's pre-consolidation Shares. The transfer agent will send to each registered Shareholder who follows the instructions provided in the letter of transmittal a share certificate representing the number of post-consolidation Shares to which the registered Shareholder is entitled rounded down to the nearest whole number or, alternatively, a DRS Advice/Statement representing the number of post- consolidation Shares the registered Shareholder holds following the applicable consolidation. Beneficial Shareholders (i.e. non-registered Shareholders) who hold their Shares through intermediaries (securities brokers, dealers, banks, financial institutions, etc.) and who have questions regarding how the Share Consolidation will be processed should contact their intermediaries with respect to the Share Consolidation. See "Effect on Beneficial Shareholders" above.

Until surrendered to the transfer agent, each share certificate representing pre-consolidation Shares will be deemed for all purposes to represent the number of post-consolidation Shares to which the registered Shareholder is entitled as a result of the applicable consolidation. Until registered Shareholders have returned their properly completed and duly executed letter of transmittal and surrendered their share certificate(s) for exchange, registered Shareholders will not be entitled to receive any distributions, if any, that may be declared and payable to holders of record following the applicable consolidation.

Any registered Shareholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a replacement share certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

The method chosen for delivery of share certificates and letters of transmittal to the Company's transfer agent is the responsibility of the registered Shareholder and neither the transfer agent nor the Company will have any liability in respect of share certificates and/or letters of transmittal which are not actually received by the transfer agent.

REGISTERED SHAREHOLDERS SHOULD NEITHER DESTROY NOR SUBMIT ANY SHARE CERTIFICATE UNTIL HAVING RECEIVED A LETTER OF TRANSMITTAL.

No Fractional Shares

No fractional Shares will be issued in connection with any consolidation and no cash will be paid in lieu of fractional post-consolidation Shares. In the event that a Shareholder would otherwise be entitled to receive a fractional Share upon the occurrence of a consolidation, such fraction will be rounded down to the nearest whole number. In calculating such fractional interest, all post-Consolidation Shares held by a beneficial holder(s) shall be aggregated.

No Dissent Rights

Shareholders are not entitled to exercise any statutory dissent rights with respect to any proposed consolidation.

Accounting Consequences

If the Share Consolidation is implemented, net income or loss per Share, and other per Share amounts, will be increased because there will be fewer Shares issued and outstanding. In future financial statements, net income or loss per Share and other per Share amounts for periods ending before the applicable consolidation took effect would be recast to give retroactive effect to the Share Consolidation.

TSX Approval

Assuming shareholder approval is received at the Meeting, and assuming that the Board determines to proceed with the Share Consolidation, the Share Consolidation will be subject to acceptance by the TSX, and confirmation that, on a post-Share Consolidation basis, the Company would meet all of the TSX’s applicable continuous listing requirements. If the TSX does not accept the Share Consolidation, the Company will not proceed with the Share Consolidation.

Risks Associated with the Share Consolidation

Reducing the number of issued and outstanding Shares through the Share Consolidation is intended, absent other factors, to increase the per share market price of the Shares. However, the market price of the Shares will also be affected by the Company's financial and operational results, its financial position, including its liquidity and capital resources, the development of its operations, industry conditions, the market's perception of the Company's business and other factors, which are unrelated to the number of Shares outstanding.

The market price of the Shares immediately following the implementation of the Share Consolidation is expected to be approximately equal to the market price of the Shares prior to the implementation of the Share Consolidation multiplied by the applicable consolidation ratio but there is no assurance that the anticipated market price immediately following the implementation of any consolidation will be realized or, if realized, will be sustained or will increase. There is a risk that the total market capitalization of the Shares (the market price of the Shares multiplied by the number of Shares outstanding) after the implementation of any consolidation may be lower than the total market capitalization of the Shares prior to the implementation of the Share Consolidation.

Although the Company believes that establishing a higher market price for the Shares could increase investment interest for the Shares in equity capital markets by potentially broadening the pool of investors that may consider investing in the Company, including investors whose internal investment policies prohibit or discourage them from purchasing stocks trading below a certain minimum price, there is no assurance that implementing the Share Consolidation will achieve this result.

If the Share Consolidation is implemented and the market price of the Shares (adjusted to reflect the applicable consolidation ratio) declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would have occurred if the Share Consolidation had not been implemented. Both the total market capitalization of a company and the adjusted market price of such company's shares following a consolidation may be lower than they were before the consolidation took effect. The reduced number of Shares that would be outstanding after the Share Consolidation is implemented could adversely affect the liquidity of the Shares.

Any Share Consolidation may result in some Shareholders owning "odd lots" of fewer than 100 Shares on a post-consolidation basis. Odd lot Shares may be more difficult to sell, or may attract greater transaction costs per Share to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in "round lots" of even multiples of 100 Shares.

Tax Considerations

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SHARE CONSOLIDATION TO THEM, INCLUDING THE EFFECTS OF ANY CANADIAN OR U.S. FEDERAL, PROVINCIAL, STATE, LOCAL, FOREIGN AND/OR OTHER TAX LAWS.

8.            Other Business

Management is not aware of any other matters to come before the Meeting, other than those set out in the Notice of Meeting. If other matters come before the Meeting, it is the intention of the management designees named in the Instrument of Proxy to vote the same in accordance with their best judgment in such matters.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Satellos’ executive compensation program is administered by the Board with the input and support of the Compensation Committee and is designed to attract and retain key executive employees and consultants in both the short and long term, incentivize both individual and corporate performance and align interests of executives and consultants with other corporate stakeholders such as shareholders and corporate partners. Given Satellos’ size, resources and business model, Satellos primarily uses three elements of compensation for its executive officers and consultants: base salary or consulting fees, annual incentive pay (bonus) and long-term equity compensation in accordance with the omnibus equity incentive plan of the Company (the “Equity Incentive Plan”) and the policies of the TSX. In establishing the framework for Satellos’ compensation practices, Satellos takes into account the inherent uncertainties of its business and the fact that the success of Satellos is influenced by a number of risk factors, many of the most important of which will be beyond Satellos’ control. The Compensation Committee’s mandate with respect to compensation includes evaluating senior management and making recommendations to the Board concerning the development of appropriate compensation policies and the remuneration for key executives.

Satellos encourages its executive officers and consultants to maintain equity ownership in Satellos, both through direct shareholdings and convertible holdings such as Options. It is not anticipated that Satellos will provide any financial assistance to Named Executive Officers (“NEO”) to purchase equity in Satellos.

Compensation Framework

The Board and the Compensation Committee consider all elements of compensation as a whole rather than any one element in isolation. In evaluating executive compensation, the Board and Compensation Committee consider a broad range of factors, including individual performance and corporate results. Other factors that will be taken into account in establishing compensation include market competitiveness and internal equity. The relative balance of those factors will likely differ from year to year. The Board and Compensation Committee will also examine the competitive positioning of total compensation, the ratio of current to long-term compensation and the amount of fixed and variable compensation. The Board is also tasked with ensuring that Satellos’ compensation practices are affordable as an element of Satellos’ overall cost of doing business, while rewarding performance and creating incentives to achieve long-term success.

Decision Making Process

The Board and the Compensation Committee oversee and provide strategic direction to management regarding Satellos’ compensation policies and general human resources policies. In addition to that mandate of broad oversight and direction, the Board and the Compensation Committee are tasked with implementing programs to attract, retain and develop management of the highest caliber. The Board determines the annual salary, bonus and other benefits of the Chief Executive Officer (taking into consideration the recommendations of the Compensation Committee) and the Compensation Committee determines the compensation for all other Named Executive Officers taking into consideration the recommendations of the Chief Executive Officer.

Risks of Compensation Policies and Practices

The Board and Compensation Committee assess Satellos’ compensation plans and programs for its executive officers to ensure alignment with Satellos’ business plan and to evaluate the potential risks associated with those plans and programs. The Board and Compensation Committee consider the risks associated with executive compensation and corporate incentive plans when designing and reviewing such plans and programs. In addition, the Board and the Compensation Committee review annually the total compensation package of each of the Satellos’ executives on an individual basis and are responsible for determining compensation to be paid to Satellos’ Named Executive Officers.

Satellos does not presently have a long-term incentive plan for its Named Executive Officers other than the Satellos Bioscience Inc. Second Amended and Restated Stock Option Plan (2023) (the “Option Plan”) (a legacy plan) and the Equity Incentive Plan. There is no policy or target regarding allocation between cash and non-cash elements of Satellos’ compensation program.

Financial Instruments

It is not anticipated that Satellos will adopt a policy restricting its Named Executive Officers or directors from purchasing financial instruments that are designated to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by its Named Executive Officers or directors. However, the Company’s Corporate Disclosure and Insider Trading Policy does restrict its Named Executive Officers and directors from engaging in such transactions without the approval of the Board.

Base Salary

Salaries for Named Executive Officers are determined by evaluating the responsibilities of each executive’s position, as well as the experience and knowledge of the individual, with a view to internal equity and the competitive marketplace. The Board aims to balance the desire to set the salary at a level competitive enough to attract highly qualified executive officers against the desire to ensure that performance remains a key factor in determining total compensation of Satellos’ management team. In determining the base salaries of the Named Executive Officers, the Board and Compensation Committee review and consider compensation information from a number of publicly available sources relevant to the biotechnology and life sciences sector as well as external market surveys when available. In setting the salary of the Named Executive Officers (other than the Chief Executive Officer), the Compensation Committee also relies to a large extent on the Chief Executive Officer’s recommendation and evaluation of each Named Executive Officer’s performance.

For all employees, including Named Executive Officers (other than the Chief Executive Officer), salary adjustments are generally considered by the Compensation Committee in the first quarter of Satellos’ fiscal year and implemented at the time of approval by the Compensation Committee. Annual adjustments to salary and/or fees are not guaranteed and any adjustments will include consideration for individual performance, internal equity and market conditions.

Annual Bonus

Satellos has an annual bonus program to drive performance and the achievement of corporate goals. The bonus program is intended to reward annual results and performance that are most important to meeting Satellos’ long- term objectives. All Named Executive Officers, as well as other employees of Satellos, are eligible to receive a bonus with bonus rates for Named Executive Officers ranging from 30-50%.

The award and amount of any bonus is not pre-determined under any policy and is at the sole discretion of the Board. A decision to award a bonus will be based on the responsibility and accountability of the individual and the role within the organization, performance of the individual, performance of Satellos in reaching certain corporate objectives for any given year (established by the Board and reviewed periodically) and a number of other factors, both internal and external.

Incentive Programs

The Equity Incentive Plan is available to all employees and consultants of Satellos, including the Named Executive Officers and directors. As Options and restricted share units ("RSUs") have increased value to the holder if the market value of the underlying stock appreciates over time, the objective of the program is to tie the interests of employees directly to the interests of Shareholders. In that regard, the Equity Incentive Plan is intended to serve as a long-term retention and incentive tool. The exercise price, terms, vesting and conditions of any Options, RSUs or other awards granted are established by the Compensation Committee and the Board and subject to the rules of the regulatory authorities having jurisdiction over the securities of Satellos. The Options granted may be exercised during a period not exceeding ten years and are non-transferable.

Awards of Options and RSUs for all employees and consultants, including Named Executive Officers other than the Chief Executive Officer, are approved by the Compensation Committee. The determination of an award, as well as the amount of any award, is at the sole discretion of the Compensation Committee (or in the case of the Chief Executive Officer or members of the Board, at the sole discretion of the Board). In deciding to grant Options and/or RSUs, the Board and the Compensation Committee take previous Option and RSU grants into consideration. While there are typically no performance or other conditions related to the vesting of the Options or RSUs, other than continuing as an employee or consultant of Satellos, the Board or the Compensation Committee may establish performance criteria.

Performance Graph

The Shares of the Company began trading on August 18, 2021 on the TSXV under the symbol “MSCL”, trading data prior to that date reflects the predecessor company with which Satellos completed a Reverse Takeover Transaction. The following graph compares, as at the end of each year up to December 31, 2024, the cumulative total shareholder return on $100 invested in Shares on December 31, 2020, with the cumulative total shareholder return on the SPDR S&P Biotech ETF (XBI).

The trend shown by the above performance graph does not directly correlate to the compensation paid to the Named Executives Officers. The factors considered by the Company’s Compensation Committee and by the Board in determining compensation matters, such as individual and company performance and market demand for skilled professionals, may not be significantly affected by the market price of the Shares. Shareholder return realized on the Shares is affected by a number of factors, including the Company’s performance and general market and economic conditions, many of which are beyond the control of the Company and the Named Executive Officers. Some of these risks are discussed under the “Risk Factors” section of the Company’s Annual Information Form dated March 26, 2025, accessible through SEDAR+ at www.sedarplus.ca.

Summary Compensation Table

The following table sets forth information about compensation during the three fiscal years ended December 31, 2024 paid to, or earned by, Satellos’ Named Executive Officers (each an “NEO” and collectively the “Named Executive Officers”).

Name and Position	Year Ended	Salary ($)	Share- based awards ($)	Option- based awards ($)		Non-equity incentive plan compensation			Pension value ($)	All other compensation ($)	Total Compensation ($)
						Annual incentive plan ($)		Long-term incentive plans ($)
Frank Gleeson,	2024	500,000	Nil	Nil		250,000		Nil	Nil	Nil	750,000
President and	2023	398,333	Nil	1,117,514	(6)	410,700	(4)	Nil	Nil	Nil	1,926,547
CEO	2022	260,000	Nil	77,760	(6)	Nil		Nil	Nil	Nil	337,760
Elizabeth	2024	375,000	Nil	Nil		150,000		Nil	Nil	Nil	525,000
Williams	2023	100,000	Nil	399,300	(6)	42,115		Nil	Nil	Nil	541,415
Chief Financial	2022	Nil	Nil	Nil		Nil		Nil	Nil	Nil	Nil
Officer(1)
Phil Lambert	2024	561,171	Nil	Nil		196,410		Nil	Nil	Nil	757,581
Chief Scientific	2023	433,254	Nil	583,000	(6)	431,665	(4)	Nil	Nil	Nil	1,447,919
Officer(2,5)	2022	54,655	Nil	58,400	(6)	Nil		Nil	Nil	Nil	113,055
Michael Cross	2024	300,000	Nil	Nil		120,000		Nil	Nil	Nil	420,000
Former Chief	2023	93,750	Nil	399,734	(6)	38,663		Nil	Nil	Nil	532,147
Business Officer(3)	2022	Nil	Nil	Nil		Nil		Nil	Nil	Nil	Nil

Notes

(1)	Ms. Williams was appointed as Chief Financial Officer on September 1, 2023

(2)	Dr. Lambert was hired as Chief Technology Officer on September 27, 2022 and as Chief Scientific Officer in 2024.

(3)	Dr. Cross was appointed Chief Business Officer on September 11, 2023 and terminated effective January 7, 2025.

(4)	Annual incentive plan for Mr. Gleeson and Dr. Lambert includes compensation for performance completed in years ended December 2023 as well as a historical component related to prior year periods which became payable upon successful completion of the May 2023 financing.

(5)	Dr. Lambert is paid in $US. Amounts reported in the table above are converted to Canadian dollars at the rate of 1.4389CDN for each US$1.00 in fiscal 2024, 1.3479CDN for each US$1.00 for fiscal 2023 and of 1.3013CDN for each US$1.00 for fiscal 2022.

(6)	In determining the fair value of these option-based awards, the Black-Scholes valuation methodology was used with the following assumptions: (i) expected life of 10 years, (ii) volatility of 93.8%, risk-free interest rate of between 3.16%-3.96%; and (iv) no dividend yield.

Incentive Plan Awards – Named Executive Officers

Outstanding Share-Based Awards and Option-Based Awards

The following tables show all awards outstanding to each NEO as at December 31, 2024:

Option-based Awards					Share-based Awards
Name and Position	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options(1) ($)	Number of shares or units of shares that have not vested (#)		Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Frank Gleeson,	984,400	$1.700	13-Aug-2031	Nil	Nil	Nil	Nil	Nil
President and	270,000	$0.325	6-Oct-2032	$136,350
CEO	2,108,517	$0.600	1-Jun-2033	$484,959
Elizabeth Williams	1,100,000	$0.410	7-Sep-2033	$462,000	Nil	Nil	Nil	Nil
Chief Financial
Officer
Phil Lambert	200,000	$0.330	27-Sep-2032	$100,000	Nil	Nil	Nil	Nil
Chief Scientific Officer	1,100,000	$0.600	1-Jun-2033	$253,000
Michael Cross	902,333	$0.500	11-Sep-2032	$297,770	Nil	Nil	Nil	Nil
Former Chief Business Officer

(1)	These amounts are calculated based on the difference between the market value of the securities underlying the Options on December 31, 2024 at the end of the fiscal year ($0.83), and the exercise price of the Options.

Value Vested or Earned During the Year

The following table sets forth for each NEO the value vested or earned on all option-based awards, share- based awards, and non-equity incentive plan compensation during the year ended December 31, 2024:

Name and Position	Option-based awards – value vested during the year ($)	Share-based awards – value vested during the year ($)	Non-equity incentive plan compensation – value earned during the year ($)
Frank Gleeson, President and CEO	31,360	Nil	250,000
Elizabeth Williams Chief Financial Officer	51,103	Nil	150,000
Phil Lambert Chief Scientific Officer	12,792	Nil	196,410
Michael Cross Former Chief Business Officer	24,437	Nil	120,000

Termination and Change of Control

The table below reflects amounts that would have been payable to each Named Executive Officer if the Named Executive Officer’s employment had been terminated on December 31, 2024.

Name	Termination Provisions	Anticipated Amount of Payment if Terminated as of December 31, 2024(3)
Frank Gleeson	12 months’ notice	$750,000
Dr. Philip Lambert	6 months’ notice	$476,995	(1)
Elizabeth Williams	6 months’ notice	$337,500
Dr. Michael Cross	6 months’ notice	$270,000	(2)

Note:

(1)	Based on the December 31, 2024 exchange rate of CDN$1.4389 for each US$1.00.

(2)	Dr. Cross was terminated effective January 7, 2025.

(3)	Includes termination provisions plus 100% of 2024 annual bonus accrued and unpaid

All unvested Options held by such NEOs will immediately vest upon the effective date of a change of control of the Company.

Mr. Gleeson

In the event that Mr. Gleeson’s employment is terminated by Satellos other than for cause, he shall be entitled to receive pay in lieu of notice (comprising of Base salary plus earned but unpaid cash bonus) equal to twelve months as well as the continuation of Option vesting and benefits during this paid notice period.

Ms. Williams, Dr. Lambert and Dr. Cross

In the event that each of these executives’ employment is terminated by Satellos other than for cause, each shall be entitled to receive pay in lieu of notice (comprising of Base salary plus earned but unpaid cash bonus) equal to six months as well as the continuation of Option vesting and benefits during this paid notice period.

Compensation of Directors

The members of the Board are remunerated for services rendered in their capacity as directors of the Company through a combination of cash compensation and Options.

During the year ended December 31, 2024, the directors were entitled to an annual fee of US$40,000 and the Chair of the Board was entitled to an additional annual fee of US$29,000. The chair of the Audit Committee was entitled to an annual fee of US$15,000, with each committee member receiving an annual fee of US$7,500. The chair of the Corporate Governance Committee was entitled to an annual fee of US$8,000 and each committee member, an annual fee of US$4,000. The chair of the Compensation Committee received an annual fee of US$10,500 and each committee member, a fee of US$5,250 per year.

Directors are reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings. Executive directors are not entitled to directors’ compensation.

Summary Compensation Table for Non-Executive Members of the Board

The following table provides details relating to the compensation of the nonexecutive members of the Board during the financial year ended December 31, 2024.

Name	Annual Fees[1] ($)		Share- based awards ($)	Option- Based Awards ($)	Non-equity incentive plan compensation ($)	Pension Value ($)	All Other Compensation ($)	Total ($)
Rima Al-awar	69,607		Nil	Nil	Nil	Nil	Nil	69,607
Franklin Berger	69,607		Nil	Nil	Nil	Nil	Nil	69,607
Brian Bloom	Nil	[2]	Nil	Nil	Nil	Nil	Nil	Nil
Adam Mostafa	86,694		Nil	Nil	Nil	Nil	Nil	86,694
Geoff MacKay	114,393		Nil	Nil	Nil	Nil	Nil	114,393
William McVicar	68,348		Nil	Nil	Nil	Nil	Nil	68,348
William Jarosz	63,312		Nil	Nil	Nil	Nil	Nil	63,312
Stephanie Brown	12,650		Nil	Nil	Nil	Nil	Nil	12,650

(1)	Fees are paid in US dollars. Amounts reported in the table above have been converted into Canadian dollars at the average rate exchange rate of CDN$1.4389 for each US$1.00.

(2)	Mr. Bloom does not receive director fees in his capacity as Director due to his affiliation with BBSI

Outstanding Share-Based Awards and Option-Based Awards

The following tables show all awards outstanding to each Director as at December 31, 2024:

Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options(1) ($)	Number of shares or units of shares that have not vested (#)		Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Rima Al-awar	31,200	$1.13	5-Dec-2031	Nil	Nil	Nil	Nil	Nil
	12,500	$0.325	6-Oct-2032	6,313
	56,238	$0.60	1-June-2033	12,935

Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options(1) ($)	Number of shares or units of shares that have not vested (#)		Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Franklin Berger	56,238	$0.41	7-Sep-2033	23,620	Nil	Nil	Nil	Nil
Brian Bloom	31,200	$1.70	13-Aug-2031	Nil	Nil	Nil	Nil	Nil
	12,500	$0.325	6-Oct-2032	6,313
Adam Mostafa	31,200	$1.13	5-Dec-2031	Nil	Nil	Nil	Nil	Nil
	18,750	$0.325	6-Oct-2032	9,469
	56,238	$0.60	1-Jun-2033	12,935
Geoff MacKay	301,100	$0.6642	1-Nov-2028	49,922	Nil	Nil	Nil	Nil
	25,000	$0.325	6-Oct-2032	12,625
	56,238	$0.60	1-Jun-2033	12,935
William McVicar	79,200	$1.70	13-Aug-2031	Nil	Nil	Nil	Nil	Nil
	12,500	$0.325	6-Oct-2032	6,313
	56,238	$0.60	1-Jun-2033	12,935
William Jarosz	30,250	$1.00	28-Oct-2025	Nil	Nil	Nil	Nil	Nil
	110,400	$1.70	13-Aug-2031	Nil
	20,000	$1.60	10-Jan-2025	Nil
	12,500	$0.325	6-Oct-2032	6,313
	56,238	$0.60	1-Jun-2033	12,935

(1)	These amounts are calculated based on the difference between the market value of the securities underlying the Options on December 31, 2024 at the end of the fiscal year ($0.83), and the exercise price of the Options.

Value Vested or Earned During the Year

The following table sets forth for each non-executive Director the value vested or earned on all option- based awards, share-based awards, and non-equity incentive plan compensation during the year ended December 31, 2024:

Name	Option-based awards – value vested during the year ($)	Share-based awards – value vested during the year ($)	Non-equity incentive plan compensation – value earned during the year ($)
Rima Al-awar	1,157	Nil	Nil
Franklin Berger	2,612	Nil	Nil
Brian Bloom	759	Nil	Nil
Adam Mostafa	1,537	Nil	Nil
Geoff MacKay	1,919	Nil	Nil
William McVicar	1,157	Nil	Nil
William Jarosz	1,157	Nil	Nil
Stephanie Brown	Nil	Nil	Nil

External Management Contracts

No individuals acting as Named Executive Officers of the Company are not employees of the Company. The Company does not employ any external management company to provide the Company’s executive management services.

Oversight and Description of Director and Named Executive Officer Compensation

The Compensation Committee (or in the case of the Chief Executive Officer, the Board with the assistance of the Compensation Committee) reviews the compensation payable to the Named Executive Officers periodically as needed. The objective of the Company’s executive compensation program is to motivate, reward and retain management talent that is needed to achieve the Company’s business objectives. The compensation program is designed to ensure that compensation is competitive with other companies of similar size and is commensurate with the experience, performance and contribution of the individuals involved and the overall performance of the Company. In evaluating performance, the Board and the Compensation Committee give consideration to the Company’s long-term interests and quantitative financial objectives, as well as to the qualitative aspects of the individual’s performance and achievements.

Compensation for each member of the Board, if any, is also determined by the Board, with the assistance of the Compensation Committee, on an annual basis.

Pension Disclosure

The Company does not have a pension plan or any other plan that provides for payments or benefits at, following or in connection with retirement and is not currently providing a pension to any directors of the Company or Named Executive Officers. The Company does not have a deferred compensation plan.

Equity Incentive Plan

At the Company’s May 14, 2024 annual and special meeting of Shareholders, disinterested Shareholders approved by way of ordinary resolution, the Equity Incentive Plan. As of the Record Date, a maximum of 24,882,819 Shares are issuable under the Equity Incentive Plan, representing approximately 11.4% of the sum of the number of Shares issuable pursuant to the exercise of pre-funded warrants and the number of issued and outstanding Shares of the Company, and approximately 15% of the issued and outstanding Shares of the Company (excluding the pre-funded warrants). As of the Record Date, 23,374,112 Equity Incentive Plan Awards (representing approximately 10.7% of the sum of the number of Shares issuable pursuant to the exercise of pre- funded warrants and the number of issued and outstanding Shares of the Company, and approximately 14.1% of the issued and outstanding Shares of the Company (excluding the pre-funded warrants)) are outstanding. As of the Record Date, there are an aggregate of 1,508,707 Shares (representing approximately 4.3% of the sum of the number of Shares issuable pursuant to the exercise of pre-funded warrants and the number of issued and outstanding Shares of the Company, and approximately 0.9% of the issued and outstanding Shares of the Company (excluding the pre-funded warrants)) that are currently available for future grants under the Equity Incentive Plan.

The Company's annual "burn rate" for Equity Incentive Plan Awards granted under the Equity Incentive Plan, calculated as described in Section 613(p) of the TSX Company Manual with respect to the number of issued and outstanding Shares (total number of Equity Incentive Plan Awards issued in a fiscal year, divided by the weighted average number of outstanding Common Shares for that year) was 1.01% in fiscal 2024.

The Equity Incentive Plan will be administered by the Board, unless the administration of the Equity Incentive Plan has been delegated by the Board to a committee or sub-delegated in accordance with the terms of the Equity Incentive Plan (the “Plan Administrator”) and the Plan Administrator will have sole and complete authority, in its discretion, to: (a) determine the individuals to whom grants under the Equity Incentive Plan may be made; (b) make grants of Options or RSUs (collectively, the “Equity Incentive Plan Awards”) under the Equity Incentive Plan relating to the issuance of Shares (including any combination of Options or RSUs); (c) establish the form or forms of Equity Incentive Plan Award agreements (an “Award Agreement”); (d) cancel, amend, adjust or otherwise change any Equity Incentive Plan Award under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of the Equity Incentive Plan; (e) construe and interpret the Equity Incentive Plan and all Award Agreements; (f) adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to the Equity Incentive Plan; and (g) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Equity Incentive Plan.

Shares Subject to the Equity Incentive Plan

The Equity Incentive Plan, which is a “rolling” plan, provides that the aggregate number of Shares reserved for issuance from treasury pursuant to Equity Incentive Plan Awards granted under the Equity Incentive Plan (together with Shares reserved for issuance in respect of 12,977,089 Awards outstanding under the Option Plan and in respect of any other Security Based Compensation Arrangement (as defined in the Equity Incentive Plan)) may not exceed 15% of the Company’s total issued and outstanding Shares from time to time, such number being 24,882,819 as of the date hereof. The Equity Incentive Plan is considered an “evergreen” plan, since the Shares covered by Equity Incentive Plan Awards which have been settled, exercised, surrendered or terminated will be available for subsequent grants under the Equity Incentive Plan and the number of Equity Incentive Plan Awards available to grant increases as the number of issued and outstanding Shares increases.

Any Shares issued by the Company through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company will not reduce the number of Shares available for issuance pursuant to the exercise or settlement of Awards granted under the Equity Incentive Plan.

Any awards granted or Shares issued pursuant to an employment inducement provided by the Company in accordance with Subsection 613(c) of the TSX Company Manual will not reduce the number of Shares available for issuance pursuant to the exercise or settlement of Awards granted under the Equity Incentive Plan.

Subject to the number of Shares reserved for issuance under the Equity Incentive Plan, there is no maximum number of Awards that an individual or entity may be granted under the plan, except as provided below under “Insider Participation Limit” and “Director Participation Limit”.

Insider Participation Limit

The Equity Incentive Plan provides that the aggregate number of Shares: (a) issuable to Insiders (as defined in the Equity Incentive Plan) at any time, under all of the Company’s Security Based Compensation Arrangements, may not exceed 10% of the Company’s issued and outstanding Shares; and (b) issued to Insiders within any one- year period, under all of the Company’s Security Based Compensation Arrangements, may not exceed 10% of the Company’s issued and outstanding Shares.

Director Participation Limit

The Equity Incentive Plan provides that Awards granted thereunder or under any other Security Based Compensation Arrangement during a single calendar year to any director in connection with such director’s service as a director, taken together with any cash fees paid by the Company to such director during such calendar year for service on the Board, will not exceed $750,000 USD in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), or, with respect to the calendar year in which a director is first appointed or elected to the Board, $1,000,000 USD.

Administration of the Equity Incentive Plan

The Equity Incentive Plan provides that the initial Plan Administrator will be the Board. To the extent permitted by applicable law, the Board may, from time to time, delegate the administration of the Equity Incentive Plan to a committee of the Board (the “Committee”) all or any of the powers conferred on the Plan Administrator pursuant to the Equity Incentive Plan, including the power to sub-delegate to any member(s) of the Committee or any specified officer(s) of the Company all or any of the powers delegated to the Board.

To the extent permitted by applicable law and the rules of the TSX, the Board may, from time to time, delegate to one or more officers of the Company the authority to designate employees and consultants, in each case, who are not officers of the Company or any subsidiary to be recipients of an Award and to determine the number of Awards to be granted to such employee or consultant and the terms of such Award and to grant them such Award; provided, however, that the Board resolutions regarding such delegation will specify the total number of Shares that may be granted by such officer and that such officer may not grant any Awards to themselves.

Eligibility

All directors of the Company and employees and consultants of the Company and its subsidiaries will be eligible to participate in the Equity Incentive Plan, subject to certain limitations. Participation in the Equity Incentive Plan will be voluntary and eligibility to participate will not confer upon any director, employee or consultant any right to receive any grant of a Equity Incentive Plan Award pursuant to the Equity Incentive Plan. The extent to which any director, employee or consultant is entitled to receive a grant of a Equity Incentive Plan Award pursuant to the Equity Incentive Plan will be determined in the sole and absolute discretion of the Plan Administrator.

Types of Equity Incentive Plan Awards; Non-Transferability

Only Options and RSUs may be granted pursuant to the Equity Incentive Plan, as further summarized below. All of the Equity Incentive Plan Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement, and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Equity Incentive Plan and will generally be evidenced by an Award Agreement. In addition, subject to the limitations provided in the Equity Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of Equity Incentive Plan Awards, cancel, or modify outstanding Equity Incentive Plan Awards, and waive any condition imposed with respect to Equity Incentive Plan Awards or Shares issued pursuant to Equity Incentive Plan Awards.

Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Equity Incentive Plan Awards, whether voluntary, involuntary, by operation of law or otherwise, will vest any interest or right in such Equity Incentive Plan Awards whatsoever in the assignee or transferee and immediately upon assignment or transfer, or any attempt to make the same, such Equity Incentive Plan Awards will terminate and be of no further force or effect.

Options

The Equity Incentive Plan provides that the Plan Administrator may, from time to time, subject to the provisions of the Equity Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant will be evidenced by an Award Agreement. The Plan Administrator will establish the exercise price at the time each Option is granted, which Exercise Price must in all cases be not less than (a) if the Shares are trading on a Canadian stock exchange, the closing price of Shares on the Canadian stock exchange on the applicable date, and if such applicable date is not a trading day, the last market trading day prior to such date; (b) if the Shares are not trading on a Canadian stock exchange, but are listed on a U.S. stock exchange, the closing price of the Shares on the U.S. stock exchange on the applicable date, and if such applicable date is not a trading day, the last market trading day prior to such date; (c) if the Shares are only listed on an over-the-counter market and sales prices are regularly reported for the Shares, the closing or, if not applicable, the last price of the Shares on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; provided that if sales prices are not regularly reported on such over-the-counter market, the mean between the bid and the asked price for the Shares on the close of trading in the over-the-counter market for the most recent trading day on which the Shares were traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; (d) if the Shares are neither listed on a U.S. stock exchange nor a Canadian stock exchange nor traded in the over-the-counter market, such value as the Plan Administrator, in good faith, shall determine in compliance with applicable laws (for the purposes of this section, the “Fair Market Value”). Subject to any accelerated termination as set forth in the Equity Incentive Plan, each Option will expire on the expiry date specified in the Award Agreement (which may not be later than the tenth anniversary of the date of grant) or, if not so specified, the tenth anniversary of the date of grant. The Plan Administrator will have the authority to determine the vesting terms applicable to grants of Options. Once an Option becomes vested, it will remain vested and will be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in any written employment agreement, Award Agreement or other written agreement between the Company or a subsidiary and the Participant. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Shares with respect to which it is then exercisable. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable. The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in the Equity Incentive Plan, such as vesting conditions relating to the attainment of specified Performance Goals (as defined in the Equity Incentive Plan).

Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award Agreement, the exercise notice must be accompanied by payment of the exercise price. Unless otherwise specified by the Plan Administrator and set forth in the particular Award Agreement, a Participant may, but only if permitted by the Plan Administrator, in lieu of exercising an Option pursuant to an exercise notice, elect to surrender such Option to the Company (a “Cashless Exercise”) in consideration for an amount from the Company equal to: (i) the Fair Market Value of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the Option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”), by written notice to the Company indicating the number of Options such participant wishes to exercise using the Cashless Exercise, and such other information that the Company may require. Subject to the provisions of the Equity Incentive Plan, the Company will satisfy payment of the In-the-Money Amount by delivering to the Participant such number of Shares (rounded down to the nearest whole number) having a fair market value equal to the In- the-Money Amount.

Restricted Share Units (RSUs)

The Equity Incentive Plan provides that the Plan Administrator may, from time to time, subject to the provisions of the Equity Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant. The terms and conditions of each RSU grant will be evidenced by an Award Agreement. Each RSU will consist of a right to receive a Share upon the settlement of such RSU.

Subject to the conditions in the Equity Incentive Plan, the Plan Administrator will have the authority to determine any vesting terms applicable to the grant of RSUs, including vesting conditions relating to the attainment of specified Performance Goals.

Subject to the terms of the Equity Incentive Plan and except as otherwise provided in an Award Agreement, on the settlement date for any RSU, each vested RSU will be redeemed for one fully paid and non-assessable Share issued from treasury to the Participant. The Plan Administrator will have the sole authority to determine any other settlement terms applicable to the grant of RSUs.

Dividend Equivalents

The Equity Incentive Plan provides that unless otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, an award of RSUs will include the right for such RSUs to be credited with dividend equivalents in the form of additional RSUs as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents will be computed by dividing: (i) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs held by the Participant on the record date for the payment of such dividend, by (ii) the Fair Market Value at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s account will vest in proportion to the RSUs to which they relate, and will be settled in accordance with the terms of the Equity Incentive Plan.

Blackout Periods

Pursuant to the terms of the Equity Incentive Plan, each Option that would expire during or within 10 business days immediately following a Blackout Period (as defined in the Equity Incentive Plan) shall expire on the date that is 10 business days immediately following the expiration of the Blackout Period (provided that this change in expiration date shall not apply to any Options held by a U.S. Taxpayer (as defined in the Equity Incentive Plan) if it would result in any adverse consequences under Section 409A of the Code or prevent any ISO from qualifying as an ISO pursuant to Section 422 of the Code).

Termination of Employment or Services

Subject to the terms of the Equity Incentive Plan, unless otherwise determined by the Plan Administrator or as set forth in a written employment agreement, Award Agreement or other written agreement:

(a)	where a Participant’s employment, services or engagement is terminated by the Company or a subsidiary, then any Option or RSU held by the Participant that has not been exercised, surrendered or settled as of the Termination Date (as defined in the Equity Incentive Plan) shall be immediately forfeited and cancelled as of the Termination Date;

(b)	where a Participant’s employment, services or engagement is terminated by the Company or a subsidiary without Cause (as defined in the Equity Incentive Plan), whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice, or by reason of resignation by the Participant, or on account of the Participant incurring a Disability (as defined in the Equity Incentive Plan), or by reason of the death of the Participant, there will be no further vesting of any unvested Options or RSUs after the Termination Date and any unvested Options and RSUs held by the Participant on the Termination Date shall be immediately forfeited and cancelled. Any vested Options may be exercised by the Participant (or in the event of the Participant’s death, the Participant’s personal legal representative) at any time during the period that terminates on the earlier of: (i) the expiry date of such Option; and (ii)(A) in the event of a Participant’s termination without Cause or resignation, the date that is three months after the Termination Date, (B) in the event of the Participant’s incurrence of a Disability, the date that is twelve months after the Termination Date, or (C) in the event of the Participant’s death, the date that is twelve months after the Termination Date. If an Option remains unexercised upon the earlier of (i) or (ii), the Option shall be immediately forfeited and cancelled upon the termination of such period. In the case of a vested RSU that is held by a Participant on the Termination Date who is not a U.S. taxpayer, such RSU will be settled within ninety days after the Termination Date. In the case of a vested RSU that is held by a Participant on the Termination Date who is a U.S. taxpayer, vested RSUs will be settled within ninety days after the Termination Date, provided that in all cases such RSUs will be settled by March 15th of the year following the year of the applicable vesting event;

(c)	a Participant’s eligibility to receive further grants of Options or other Equity Incentive Plan Awards ceases as of the Participant’s Termination Date; and

(d)	except as otherwise provided in an applicable Award Agreement, and notwithstanding any other provision of the Equity Incentive Plan, in the case of an RSU that is granted to a U.S. taxpayer and that becomes vested (in whole or in part) pursuant to the terms of the Equity Incentive Plan upon the Participant’s Termination Date, such RSU will, subject to the terms of the Equity Incentive Plan, be settled as soon as administratively practicable following the Participant’s Termination Date but in no event later than 90 days following the Participant’s Termination Date, provided that if such Equity Incentive Plan Award is an RSU, settlement will occur no later than March 15th of the year following the year of the applicable vesting event.

Change in Control

The Equity Incentive Plan provides that except as may be set forth in an employment agreement, Award Agreement or other written agreement between the Company or a subsidiary and a Participant:

(a)	Subject to the terms and conditions in the Equity Incentive Plan, the Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause: (i) the conversion or exchange of any outstanding Equity Incentive Plan Awards into or for, rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control (as defined below), (ii) outstanding Equity Incentive Plan Awards to vest and become exercisable, realizable, or payable, or restrictions applicable to an Equity Incentive Plan Award to lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control, (iii) the termination of a Equity Incentive Plan Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Equity Incentive Plan Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of such Equity Incentive Plan Award or realization of the Participant’s rights, then such Equity Incentive Plan Award may be terminated by the Company without payment), (iv) the replacement of such Equity Incentive Plan Award with other rights or property selected by the Board in its sole discretion where such replacement would not adversely affect the holder, or (v) any combination of the foregoing. Notwithstanding the foregoing, prior consent of a Participant who is a Canadian taxpayer is required in respect of subsection (iii). The Plan Administrator will not be required to treat all Equity Incentive Plan Awards similarly in the transaction.

(b)	If the Participant is an employee or director of the Company or a subsidiary, within 18 months following the completion of a transaction resulting in a Change in Control, a Participant’s employment or directorship is terminated by the Company or a subsidiary without Cause:

(i)	any unvested Equity Incentive Plan Awards held by such Participant at the Termination Date shall immediately vest, with any Equity Incentive Plan Awards that vest based on Performance Goals vesting at their specified target level of attainment;

(ii)	any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of: (A) the expiry date of such Options; and (B) the date that is three months after the Termination Date. If an Option remains unexercised upon the earlier of (A) or (B), the Option shall be immediately forfeited and cancelled upon the termination of such period; and

(iii)	any vested RSUs held by the Participant will be settled within ninety days after the Termination Date, provided that any RSUs held by a U.S. taxpayer will be settled by March 15th of the year following the year of the applicable vesting event.

(c)	Unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on the U.S. stock exchange, the Canadian stock exchange or any other exchange upon which the Shares may then be listed, then the Company may terminate all of the Equity Incentive Plan Awards, other than an Option held by a Canadian taxpayer, granted under the Equity Incentive Plan at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Equity Incentive Plan Award equal to the fair market value of the Equity Incentive Plan Award held by such Participant as determined by the Plan Administrator, acting reasonably, provided that any vested Equity Incentive Plan Awards granted to U.S. taxpayers will be settled within ninety days of the Change in Control.

For purposes of the Equity Incentive Plan, “Change in Control” means the occurrence of: (i) any individual, entity or group of individuals or entities acting jointly or in concert (other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of Shares) acquiring beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities (excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (ii) of this definition; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (i) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities will not constitute a Change in Control; (iii) a complete liquidation or dissolution of the Company or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale; (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Equity Incentive Plan); or (v) any other transaction or series of transactions that is determined by the Board to be substantially similar to any of the events noted above. Notwithstanding the foregoing, with respect to any Equity Incentive Plan Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Revenue Code, an event will not be considered to be a Change in Control under the Equity Incentive Plan for purposes of payment of such Equity Incentive Plan Award unless such event constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s within the meaning of Section 409A of the Revenue Code.

Reorganization of Capital & Other Events Affecting the Company

Should the Company effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the U.S. exchange or the Canadian exchange, as required, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Company and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust the number and/or type of Shares that may be acquired, or by reference to which such Awards may be settled, on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the U.S. exchange and the Canadian exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

Amendments, Suspension or Termination of the Equity Incentive Plan

The Equity Incentive Plan will terminate on April 10, 2034, the date which is ten years from the date of its adoption by the Board. The Equity Incentive Plan may be terminated at an earlier date by vote of the Shareholders or the Board; provided, however, that any such earlier termination will not materially adversely affect any Award Agreements executed prior to the effective date of such termination. Termination of the Equity Incentive Plan will not affect any Equity Incentive Plan Awards theretofore granted. The Plan Administrator may from time to time, without notice, or upon notice in accordance with and limited to any applicable Employment Standards (as defined in the Equity Incentive Plan), and without approval of the Shareholders of the Company, amend, modify, change, suspend or terminate the Equity Incentive Plan or any Equity Incentive Plan Awards granted pursuant to the Equity Incentive Plan as it, in its discretion determines appropriate, provided, however, that:

(a)	no such amendment, modification, change, suspension or termination of the Equity Incentive Plan or any Equity Incentive Plan Awards granted thereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Equity Incentive Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any requirements under applicable securities laws or any requirements of the U.S. stock exchange or the Canadian stock exchange; and

(b)	any amendment that would cause a Equity Incentive Plan Award held by a U.S. taxpayer to be subject to income inclusion under Section 409A of the Revenue Code will be null and void ab initio with respect to the U.S. taxpayer unless the consent of the U.S. taxpayer is obtained.

Amendments Requiring Shareholder Approval

The Equity Incentive Plan provides that Shareholder approval will be required for any amendment, modification or change that:

(a)	reduces the exercise price or purchase price of a Equity Incentive Plan Award benefiting an Insider of the Company;

(b)	extends the term of a Equity Incentive Plan Award benefiting an Insider of the Company;

(c)	increases the percentage or number of Shares reserved for issuance under the Equity Incentive Plan, except pursuant to the provisions under Article 8 of the Equity Incentive Plan, which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(d)	increases or removes the 10% limits on Shares issuable or issued to Insiders;

(e)	reduces the exercise price of an Option (for this purpose, a cancellation or termination of an Option of a Participant prior to its expiry date for the purpose of reissuing an Option to the same Participant with a lower exercise price or any other action that is treated as a repricing under generally accepted accounting principles will be treated as an amendment to reduce the exercise price of an Option), except pursuant to the provisions of the Equity Incentive Plan, which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(f)	extends the term of an Option beyond the original expiry date (except pursuant to Section 4.3 of the Equity Incentive Plan);

(g)	permits an Option to be exercisable beyond 10 years from its date of grant (except pursuant to Section 4.3 of the Equity Incentive Plan);

(h)	permits Equity Incentive Plan Awards to be transferred to a person in circumstances other than those specified under Section 3.9 of the Equity Incentive Plan;

(i)	permits the introduction or reintroduction of non-employee directors on a discretionary basis or that increases limits previously imposed on non-employee director participants; or

(j)	deletes or reduces the range of amendments which require approval of Shareholders under Section 10.2 of the Equity Incentive Plan.

Permitted Amendments

The Equity Incentive Plan provides that the Plan Administrator may, without Shareholder approval, at any time or from time to time, amend the Equity Incentive Plan for the purposes of:

(a)	making any amendments to the vesting provisions of each Equity Incentive Plan Award;

(b)	making any amendments to the provisions set out in Article 7 of the Equity Incentive Plan;

(c)	making any amendments to add covenants of the Company for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(d)	making any amendments to comply with the provisions of the applicable law or the rules, regulations and policies of the Canadian stock exchanges or the U.S. stock exchanges;

(e)	making any amendments necessary for Awards to qualify for favorable treatment under applicable tax laws;

(f)	making any amendments to include or modify a cashless exercise feature, payable in cash or Shares, which provides for a full deduction of the number of underlying Shares from the plan maximum;

(g)	making any amendments necessary to suspend or terminate the Plan;

(h)	making any amendments not inconsistent with the Equity Incentive Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants;

(i)	making amendments of a “housekeeping” or administrative nature or such changes or corrections which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants; or

(j)	making any other amendment, whether fundamental or otherwise, not requiring Shareholders’ approval under applicable tax laws, Canadian stock exchange rules, U.S. stock exchange rules, or any other securities exchange that are applicable to the Company.

U.S. Federal Income Tax Considerations

The material U.S. federal income tax consequences of the issuance and exercise of Options and other Awards under the Equity Incentive Plan to U.S. taxpayers, based on the current provisions of the Revenue Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all Awards granted under the Equity Incentive Plan to U.S. taxpayers are exempt from or comply with, the rules under Section 409A of the Revenue Code related to nonqualified deferred compensation.

Incentive Stock Options (ISOs)

Incentive stock options (“ISOs”) are intended to qualify for treatment under Section 422 of the Revenue Code. An ISO does not result in taxable income to the Participant or deduction to us at the time it is granted or exercised, provided that no disposition is made by the Participant of the Shares acquired pursuant to the ISO within two years after the date of grant of the ISO, nor within one year after the date of issuance of Shares to the Participant (referred to as the “ISO holding period”). However, the difference between the fair market value of the Shares on the date of exercise and the ISO price will be an item of tax preference includible in “alternative minimum taxable income” of the Participant. Upon disposition of the Shares after the expiration of the ISO holding period, the Participant will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the ISO price paid for the Shares. If the Shares are disposed of prior to the expiration of the ISO holding period, the Participant generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the Shares on the date of exercise of the ISO over the ISO price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the Shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the Participant’s adjusted basis in the Shares.

Non-Qualified Options

Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of Shares with respect to which such ISOs are first exercisable by an individual in any calendar year exceeds $100,000, and Options designated as non-qualified options (“Non-Qualified Options”) will be treated as Options that are not ISOs.

A Non-Qualified Option ordinarily will not result in income to the Participant or deduction to us at the time of grant. The Participant will recognize compensation income at the time of exercise of such Non-Qualified Option in an amount equal to the excess of the then value of the Shares over the Non-Qualified Option price per Share.

Such compensation income of Participants may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the Participant’s compensation income.

A Participant’s initial basis in Shares so acquired will be the amount paid on exercise of the Non-Qualified Option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the Shares so acquired will be capital gain or loss.

Stock Units

The Participant recognizes no income until the issuance of the Shares. At that time, the Participant must generally recognize ordinary income equal to the fair market value of the Shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the Participant.

Option Plan

Other than the Equity Incentive Plan, the Company’s only equity incentive plan is the Option Plan. The Option Plan is a legacy plan whereby no additional Options may be granted thereunder. Any outstanding Options granted under the Option Plan will continue to be governed by the terms and conditions of the plan and the applicable option certificate.

The Option Plan is administered by the Board and the Compensation Committee and all decisions and implementations of the Board and/or the Compensation Committee respecting the Option Plan shall be conclusive and binding on Satellos and on the grantee.

The Options under the Option Plan are exercisable by the holders of the Options (each, an “Optionholder”) giving Satellos notice and payment of the exercise price for the number of Shares to be acquired. Additionally, the Option Plan was amended by the Board on [Insert Date], 2025 to permit a cashless exercise feature whereby an Optionholder may, but only if permitted by the Board or the Compensation Committee, elect to surrender his or her Option to Satellos in consideration for an amount equal to: (i) the fair market value of the Shares issuable on the exercise of such Option as of the date such Option is exercised, less (ii) the aggregate exercise price of the Option surrendered relating to such Shares (the “In-the-Money Amount”). Subject to the provisions of the Option Plan, Satellos will satisfy payment of the In-the-Money Amount by delivering to the Optionholder such number of Shares (rounded down to the nearest whole number) having a fair market value equal to the In-the- Money Amount.

The exercise price of the Options was determined by the Board and could not be less than:

•	at any time during which the Shares were listed and posted for trading on the TSXV, the allowable discounted market price; and

•	at any other time, the fair market value of the Shares as determined by the Board or the Compensation Committee in its sole discretion, subject to the rules and regulations of any regulatory authority.

The Options may be exercisable for up to 10 years from the award date and vest in stages over a period of at least 18 months, with no more than one-quarter of any such Options vesting in any three-month period. The Options can only be exercised by the Optionholder or personal representative of such Optionholder, in whole or in part, at any time or from time to time up to 5:00 p.m. (Vancouver time) on its expiry date.

The Options are not transferable or assignable and the Board has the authority at any time and from time to time, to amend any of the provisions of the Option Plan, or any Option granted thereunder. However, no such amendment may be made that will materially prejudice the rights of any Optionholder without the prior written consent of such Optionholder.

As of December 31, 2024, the Company had 13,879,589 Options outstanding, representing approximately 6.4% of the sum of the number of Shares issuable pursuant to the exercise of pre-funded warrants and the number of issued and outstanding Shares of the Company as of the date of this Information Circular, and approximately 8.4% of the issued and outstanding Shares of the Company (excluding the pre-funded warrants) as of the date of this Information Circular.

The Company's annual "burn rate" for Options granted under the Option Plan, calculated as described in Section 613(p) of the TSX Company Manual with respect to the number of issued and outstanding Shares (total number of Options issued in a fiscal year, divided by the weighted average number of outstanding Common Shares for that year) was 1.01%, 12.04% and 2.84% in fiscal 2024, 2023 and 2022, respectively.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the Company’s equity compensation plans under which equity securities are authorized for issuance as at December 31, 2024, the end of the most recently completed financial year.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by securityholders	13,879,589	$0.73	10,993,392
Equity compensation plans not approved by securityholders	Nil	N/A	N/A
Total	13,879,589	$0.73	10,993,392

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Satellos is not aware of any individuals who are, or who at any time during the most recently completed financial year were, a director or executive officer of Satellos, a proposed nominee for election or appointment as a director of Satellos, or an associate of any of those directors, executive officers or proposed nominees, who are, or have been at any time since the beginning of the most recently completed financial year of Satellos, indebted to Satellos or any of its subsidiaries or whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year of Satellos has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Satellos or any of its subsidiaries.

AUDIT COMMITTEE INFORMATION

Reference is made to the Annual Information Form, under the Section “Audit Committee Information”, as well as under the ‘External Auditor Service Fees’, for a disclosure of information related to the Audit Committee required under Form 52-110F1 to National Instrument 52-110 – Audit Committees (“NI 52-110”). A copy of this document can be found on SEDAR+ at www.sedarplus.ca, however we will promptly provide a copy of this document to any securityholder of Satellos free of charge upon request.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed below, Satellos is not aware of any material interest, direct or indirect, of any informed person of Satellos, any nominee director of Satellos, or any associate or affiliate of any informed person or nominee director, in any transaction since the last annual general and special meeting of the shareholders of Satellos, or in any proposed transaction, that has materially affected or would materially affect Satellos or its subsidiaries.

For the purposes of this Information Circular an “informed person” of Satellos means a director or executive officer of a person or company that is itself an “informed person” or subsidiary of Satellos and any person or company who beneficially owns, directly or indirectly, voting securities of Satellos or who exercises control or direction over voting securities of Satellos or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Satellos.

On December 20, 2024, the Company completed a public offering (the “2024 Offering”), pursuant to a prospectus supplement dated December 17, 2024, under which subscribers purchased Shares of the Company at $0.90 per Share or pre-funded common share purchase warrants for $0.89999 per pre-funded common share purchase warrant, raising gross proceeds of approximately $57 million. Bloom Burton Securities Inc. (“BBSI”), acted as exclusive agent and book running manager for the 2024 Offering. BBSI and its sub-agents were paid a cash fee equal to 7% of the gross proceeds raised under the 2024 Offering (less gross proceeds raised from president’s list purchasers that carried no fees).

Franklin Berger, a member of the Board of Directors of the Company, purchased 320,000 Shares under the 2024 Offering, Frank Gleeson, a director and the Chief Executive Officer of the Company, purchased 160,000 Shares under the 2024 Offering and, Bloom Burton & Co Inc., an insider of the Company, purchased 1,692,250 Shares under the 2024 Offering.

There are potential conflicts of interest to which all of the directors and officers of the Company may be subject in connection with the operations of the Company. All of the directors and officers are engaged in and will continue to be engaged in corporations or businesses, including publicly traded corporations, which may be in competition with the business of the Company. Accordingly, situations may arise where all of the directors and officers will be in direct competition with the Company. Conflicts, if any, will be subject to the procedures and remedies as provided under the CBCA.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the Shareholders and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of Satellos. The Board believes that sound corporate governance practices are essential to contributing to the effective and efficient decision- making of management and the Board and to the enhancement of Shareholder value. The Board and management believe that Satellos has a sound governance structure in place for both management and the Board through establishing the following:

•	Disclosure and Insider Trading Policy;

•	Code of Business Conduct and Ethics;

•	Whistleblower Policy;

•	Mandate of the Board;

•	Audit Committee Charter;

•	Compensation Committee Charter and

•	Corporate Governance Committee Charter.

National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 — Corporate Governance Guidelines (“NP 58-201”) requires issuers to disclose the corporate governance practices that they have adopted. NP 58-201 provides guidance on governance practices. Satellos is also subject to NI 52-110, which has been adopted in various Canadian provinces and territories and which prescribes certain requirements in relation to audit committees. In addition, Satellos is subject to the disclosure requirements of the Canada Business Corporations Act with respect to diversity. The required disclosure is attached hereto as Appendix “A”.

Committees of the Board

The following is a description of the current committees of the Board:

Audit Committee

The mandate of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the financial affairs of the Company, including responsibility to:

•	oversee the integrity of the Company’s financial statements and financial reporting process, audit process, internal accounting controls and procedures and compliance with related legal and accounting principles;

•	oversee the qualifications and independence of the external auditor;

•	oversee the work of the Company’s financial management, internal audit function (if any) and external auditor in these areas; and

•	provide an open avenue of communication between the external auditor, the internal auditors (if any), the Board and the Company’s management.

In addition, the Committee shall prepare, if required, an audit committee report for inclusion in the information circular prepared in connection with the Company’s annual meeting of shareholders, in accordance with applicable rules and regulations. The current members of the Audit Committee are Mr. Adam Mostafa, (Chair), Ms. Stephanie Brown, and Dr. Bill McVicar. Mr. Bill Jarosz stepped down from the Audit Committee on January 30, 2024 and was replaced by Mr. Geoff MacKay. Mr. MacKay stepped down from the Audit Committee on November 12, 2024 and was replaced by Ms. Stephanie Brown.

All of the current members of the Audit Committee are “independent directors” as defined under applicable law and the listing standards and applicable policies of the TSX and such members meet the independence, experience and expertise requirements under such laws, listing standards and applicable policies and under the applicable policies of the Board.

Compensation Committee

The mandate of the Compensation Committee includes assisting the Board in discharging its responsibilities relating to compensation of the Company’s directors and executives, oversight of the Company’s overall compensation structure, policies and programs, review of the Company’s processes and procedures for the consideration and determination of director and executive compensation; and producing a report on executive compensation for inclusion in the Company’s information circular as required by applicable rules and regulations. The primary objective of the Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Company’s shareholders. The current members of the Compensation Committee are Mr. Geoff MacKay (Chair), Mr. Adam Mostafa and Ms. Stephanie Brown. Ms. Al-awar stepped down from the Compensation Committee on November 12, 2024 and was replaced by Ms. Stephanie Brown.

Corporate Governance Committee

The mandate of the Nominating and Corporate Governance Committee is to support the Board of Directors in exercising its corporate governance functions, including identifying individuals qualified to become Board members, and recommend that the Board select the director nominees for the next annual meeting of shareholders; and to develop and recommend to the Board the corporate governance guidelines and processes applicable to the Company, review these guidelines and processes at least annually and recommend changes to the Board. The current members of the Corporate Governance Committee are Mr. Franklin Berger (Chair), Dr. Rima Al-awar and Mr. Bill Jarosz.

RECEIPT OF SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Under the Canada Business Corporations Act, a registered holder or beneficial owner of Shares that will be entitled to vote at the 2026 annual meeting of shareholders and is otherwise eligible under the Canada Business Corporations Act, may submit to the Corporation, by March 20, 2026, a proposal in respect of any matter to be raised at such meeting.

ADDITIONAL INFORMATION

Financial information is provided in the Company’s audited financial statements and management's discussion and analysis for its most recently completed financial year. Copies of these documents and additional information relating to the Company are available on SEDAR+ at www.sedarplus.ca.

APPROVAL BY DIRECTORS

The contents of the Circular and the sending thereof have been approved by resolution of the Board.

DATED at Toronto, Ontario, Canada, May 12, 2025.
(signed) Elizabeth Williams
Corporate Secretary

APPENDIX A

CORPORATE GOVERNANCE DISCLOSURE

General

National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) requires Satellos to disclose information about its corporate governance practices that they have adopted. This disclosure must be made in accordance with the corporate governance guidelines contained in National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”). NP 58-201 provides guidance on corporate governance practices. Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the Shareholders and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Company. The Board is committed to sound corporate governance practices, which are both in the interest of its Shareholders and contribute to effective and efficient decision making.

Board of Directors

The Board, which is responsible for supervising the management of the business and affairs of Satellos, consists of eight directors, of whom the majority are independent, as such term is defined in NI 58-101 and National Instrument 52-110 – Audit Committees (“NI 52-110”). The independent directors of the Company include Dr. Rima Al-awar, Franklin Berger, Geoff MacKay (Chair), William McVicar, Stephanie Brown and Adam Mostafa. It is anticipated that the Director Nominees, Selwyn Ho and Iris Loew-Friedrich are both independent directors. None of the independent directors will have any direct or indirect material relationship with Satellos (other than securities holdings) which could, in the view of the Board, reasonably interfere with the exercise of a director’s independent judgment. The remainder of the directors of Satellos are not independent as Mr. Gleeson is the President and Chief Executive Officer of Satellos, Mr. Jarosz is the former President of Amp B, Satellos’ wholly- owned subsidiary, and Mr. Bloom is co-founder, Chair and CEO of Bloom Burton and Co. Inc., whose affiliate Bloom Burton Securities Inc. received a substantial amount of fees from the Company in connection with its role as agent in the 2024 Offering.

The independent directors do not hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. However, as part of each regularly scheduled Board meeting, the independent directors have an in-camera session, exclusive of non-independent directors and management. The independent directors may meet in the absence of the non-independent directors and management should they so determine in their sole discretion. At the present time, the Board believes that the knowledge, experience and qualifications of its independent directors are sufficient to ensure that the Board can function independently of management and discharge its responsibilities.

The following table illustrates the attendance record of each director for all Board meetings held for the year ended December 31, 2024.

Director	Attendance
Rima Al-awar	4 of 5
Franklin Berger	5 of 5
Brian Bloom	4 of 5
Adam Mostafa	5 of 5
Geoff MacKay	5 of 5
William McVicar	5 of 5
William Jarosz	5 of 5
Stephanie Brown(1)	1 of 1
Frank Gleeson	5 of 5

(1) Stephanie Brown joined the Board of Directors effective November 12, 2024.

Board Mandate

The Board has adopted a mandate in which it explicitly assumes responsibility for stewardship of the business and affairs of Satellos. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the foregoing enhance and preserve the underlying value of Satellos. A copy of the Board Mandate is attached hereto as Appendix “B”.

Position Descriptions

The Board has developed written position descriptions, which are reviewed annually, for the Chair of the Board, which requires that the Chair must be an Independent Directors, and for the Chief Executive Officer. In addition to fulfilling his duties as an individual director, the duties of the Chair of the Board include, among other things, the duty to foster responsible, ethical and effective decision-making, providing overall leadership to the Board, managing the affairs of the Board to ensure the Board functions effectively and operates independently from management, coordinating with management to ensure that appropriate processes are in place to involve the Board in the development and review of the Company’s strategic and business plans, taking reasonable steps to ensure other Board members understand their responsibilities and duties and execute them effectively, calling and scheduling of meetings of the Board, presiding at meetings of the Board and coordinating with management. The Board expects and requires that the primary role of the chair of each committee of the Board is to manage his or her respective committee and ensure that the committee carries out its mandate, as defined under its Charter, effectively. Each committee chair is expected to provide leadership to the committee members and ensure that the committee meets its obligations and responsibilities.

Directorships

As of the date of this Information Circular, the directors (or proposed directors) of Satellos listed in the table that follows are currently directors and/or officers of other reporting issuers (or equivalent) in a jurisdiction or a foreign jurisdiction.

Name of Director, Officer or Promoter	Name of Reporting Issuer	Exchange	Position
Brian Bloom	Appili Therapeutics, Inc.	TSX	Director
Franklin M. Berger	Atea Pharmaceuticals Inc.	NASDAQ	Director
	Kezar Life Sciences Inc.	NASDAQ	Director
	Essa Pharma Inc.	NASDAQ	Director
Selwyn Ho	Medigene AG	XETRA	CEO
Iris Loew-Friedrich	Evotec SE	NASDAQ/XETRA	Director and Chair Director
	Fresenius SE & Co. KGaA	Frankfurt/XETRA	Director
	Swedish Orphan Biovitrum AB (Sobi®)	NASDAQ Stockholm	Director

Orientation and Continuing Education

It is the mandate of the Corporate Governance Committee to ensure that a process is established for the orientation and education of new directors that addresses the nature and operation of Satellos’s business and their responsibilities and duties as directors.

The orientation and education of new members of the Board is conducted by the Board and by management of Satellos. The orientation provides background information on Satellos’ history, performance and strategic plans. All new directors are provided with copies of Satellos’ Board and committee mandates and policies, Satellos’ by-laws and other reference materials. Prior to joining the Board, each new director is required to meet with the CEO of Satellos. Such officer is then responsible for outlining the business and prospects of Satellos, both positive and negative, with a view to ensuring that the new director is properly informed to commence his or her duties as a director. Each new director is also given the opportunity to meet with the auditors and counsel to Satellos.

In addition, the Board as a whole is also responsible for ensuring that directors receive adequate information and continuing education opportunities on an ongoing basis to enable directors to maintain their skills and abilities as directors and to ensure their knowledge and understanding of Satellos’ business remains current.

Ethical Business Conduct

The Company has adopted a written Code of Ethics (“Code”) which is available through SEDAR+ at www.sedarplus.ca. All directors, officers and employees of Satellos are provided with a copy of the code of ethics.

In December 2023, Satellos created a Corporate Governance Committee that is responsible for monitoring compliance with Satellos’ code of ethics. Satellos has also developed a Whistleblower Policy which provides an anonymous means for employees and officers to report violations of the Code or any other corporate policies.

The Board has not granted any waiver from the code of ethics in favour of any director or executive officer of the Company in the financial year ended December 31, 2024.

Conflicts of Interest

The Governance Committee monitors the disclosure of conflicts of interest by directors and ensures that no director will vote or participate in a discussion on a matter in respect of which such director has a material interest.

Nomination of Directors

The Corporate Governance Committee is responsible for identifying nominees to the Board for election as directors. In fulfilling its responsibilities to identify nominees to the Board, the Corporate Governance Committee comes up with the names of individuals it believes represent potentially suitable candidates and also solicits names of other potentially suitable candidates from the other members of the Board of Directors and also from management of Satellos. It then looks at the qualifications and qualities of each in light of the needs of the Board of Directors and Satellos and bases its recommendation to the Board on this basis. In addition, the Corporate Governance Committee assesses the participation, contribution and effectiveness of the individual members of the Board on an annual basis.

The Board has adopted a charter of the Corporate Governance Committee that clearly establishes it’s purpose, responsibilities, member qualifications, member appointment and removal, structure, operations and manner of reporting to the Board. The charter also provides authority to the Corporate Governance Committee to engage outside advisors, if necessary.

Compensation

The Board has established a Compensation Committee comprised of independent directors within the meaning of Section 1.4 of NI 52-110. The Board has adopted a charter of the Compensation Committee which clearly establishes the Committee’s purpose, responsibilities, member qualifications, member appointment and removal, structure, operations and manner of reporting to the Board. The charter also gives the Compensation Committee the authority to engage outside advisors, if necessary.

The Compensation Committee is responsible for reviewing and recommending to the Board the levels of compensation of the President and Chief Executive Officer and the officers reporting to the President and Chief Executive Officer, as well as reviewing the objectives of the President and Chief Executive Officer and assessing his performance in respect of such assessment. The Compensation Committee is also responsible for reviewing the adequacy and forms of compensation generally and of director compensation as well as the review of the executive compensation disclosure of the issuer.

Term Limits

Satellos has not adopted term limits for the directors of the Board or other mechanisms of Board renewal because the term limits and other mechanisms reduce continuity and experience on the Board, and force valuable, experienced and knowledgeable directors to leave. The Company regularly assesses Board members’ effectiveness and annual elections are considered sufficient.

Other Board Committee

Satellos has no standing committees other than the Audit Committee, Corporate Governance Committee, and the Compensation Committee, each of which is described under “Statement of Corporate Governance Practices” in this Circular.

Assessment of Directors, the Board and Board Committees

The Board as a whole will be responsible for assessing, on a regular basis, the structure, composition, effectiveness and contribution of the Board, each committee of the Board and each of the directors.

Diversity Disclosure

The following information is given pursuant to the Disclosure Relating to Diversity requirements under the CBCA.

The Governance Committee takes diversity, including diversity of experience, perspective, education, race and gender, into consideration as part of its overall recruitment and selection process in respect of its Board and senior management.

As of the date of this Information Circular, the Company has not adopted a written policy relating to the identification and nomination of directors who are from designated groups (meaning women, Aboriginal peoples, persons with disabilities and members of visible minorities (as each of those are defined in the Employment Equity Act (Canada), collectively, the “Designated Groups”. As of the date of this Information Circular, there are three individuals who have self-identified as belonging to a Designated Group, representing 33% of the Board of Directors. Two women sit on the Board (22%). Currently, one person from the Designated Groups holds an NEO position within the Company. The directors who self-identified as being a member of the Designated Groups have been furnished this information on a voluntary basis and such responses have not been independently verified by the Company.

The Company has not yet adopted a target for each Designated Group, including women, for directors or senior management but is acutely mindful of the importance and desire to have a diverse workforce. The Company considers candidates based on their qualifications, personal qualities, business background and experience, and status in Designated Groups but does not feel that a written policy or targets would necessarily result in different outcomes at this time in the Company’s evolution. However, as the business of the Company continues to progress, the Board will take into consideration the level of representation of Designated Groups and diversity when nominating potential director nominees. The Board and management will take into account similar considerations in respect of senior management roles.

APPENDIX B

BOARD MANDATE

SATELLOS BIOSCIENCE INC.

BOARD MANDATE

INTRODUCTION

The term “Company” herein shall refer to Satellos Bioscience Inc. and the term “Board” shall refer to the Board of Directors of the Company.

The Board is elected by the shareholders and is responsible for the stewardship of the business and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the foregoing enhance and preserve the underlying value of the Company.

Although directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Company as a whole must be paramount at all times.

QUALIFICATIONS OF DIRECTORS

A majority of the directors will be “independent.” No director will be deemed independent unless the Board affirmatively determines the director has no material relationship with the Company, directly or as an officer, shareholder or partner of an organization that has a material relationship with the Company. The Board will observe all additional criteria for determining director independence pursuant to the rules of any and all securities exchange(s) on which the securities of the Company are listed and posted for trading, and other governing laws and regulations. The Board shall consider and affirmatively determine whether each individual director is independent on an annual basis.

DUTIES OF DIRECTORS

The Board discharges its responsibility for overseeing the management of the Company’s business by delegating to the Company’s senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and through its committees, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The membership of the foregoing committees shall satisfy the independence requirements of applicable securities and exchange legislation and listing requirements (including the independence requirements of any securities exchange(s) on which the securities of the Company are listed and posted for trading and any other applicable law). In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature. Each of the standing committees of the Board will have its own charter. The charter will set forth the responsibilities of each committee, procedures of the committee and how the committee will report to the Board.

Directors must fulfill their responsibilities consistent with their fiduciary duty to the Company in compliance with all applicable laws and regulations. Directors will take into consideration the interests of shareholders, employees, the members of communities in which the Company operates, and all other stakeholders in the Company.

In addition to the Board’s primary roles of overseeing corporate performance and providing quality, depth and continuity of management to meet the Company’s strategic objectives, principal duties include, but are not limited to the following categories:

Appointment of Management

1.	The Board has the responsibility for approving the appointment of the Chief Executive Officer and all other officers of the Company and approving the compensation of the executive officers for whom compensation is required to be individually reported under applicable securities laws (or “named executive officers”), following a review of the recommendations of the Compensation Committee. To the extent feasible, the Board shall satisfy itself as to the integrity of the named executive officers and other executive officers and ensure the named executive officers and other executive officers create a culture of integrity throughout the Company.

2.	The Board has the responsibility for establishing annual performance expectations and corporate goals and objectives for the Chief Executive Officer and other named executive officers and monitoring progress against those expectations.

3.	The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits and material transactions outside the ordinary course of business are reviewed by and subject to the prior approval of the Board.

4.	The Board oversees that succession planning programs are in place, including programs to appoint, train, develop and monitor management.

Board Organization

5.	The Board will respond to recommendations received from the Corporate Governance Committee and Compensation Committee, but retains the responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chair of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.

6.	The Board supports the separation of the role of the Chair of the Board from the role of Chief Executive Officer. In the event the Chair of the Board is not independent, the independent directors shall appoint an independent lead director.

7.	The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

8.	Independent directors will meet in camera as needed. Normally, such meetings will occur at the end of regularly scheduled board meetings.

9.	The Board has the authority to hire independent legal, financial or other advisors as it deems necessary.

Strategic Planning

10.	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the business and its objectives and goals.

11.	The Board is responsible for adopting a strategic planning process and approving and reviewing, on at least an annual basis, the business, financial and strategic plans by which it is proposed the Company may reach those goals, and such strategic plans will take into account, among other things, the opportunities and risks of the business.

12.	The Board has the responsibility to provide input to management on emerging trends and issues and on strategic plans, objectives and goals that management develops.

Monitoring of Financial Performance and Other Financial Reporting Matters

13.	The Board is responsible for enhancing congruence between shareholder expectations, Company plans and management performance.

14.	The Board is responsible for:

(a)	adopting processes for monitoring the Company’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting the Company; and

(b)	taking action when Company performance falls short of its goals or as other special circumstances warrant.

15.	The Board shall be responsible for approving the audited consolidated financial statements; interim consolidated financial statements and the notes and Management’s Discussion and Analysis accompanying such consolidated financial statements.

16.	The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters the Board is required to approve under the Company’s governing statute, including the payment of dividends, issuance, purchase and redemption of securities, acquisitions and dispositions of material property, plant and equipment and material capital expenditures.

Risk Management

17.	The Board has responsibility for the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.

18.	The Board is responsible for the Company’s internal control and management information systems.

Policies and Procedures

19.	The Board is responsible for:

(a)	developing the Company’s approach to corporate governance and approving and monitoring compliance with all significant policies and procedures related to corporate governance; and

(b)	approving policies and procedures designed to ensure the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards and, in particular, adopting a written code of business conduct and ethics which is applicable to directors, officers and employees of the Company and which constitutes written standards that are reasonably designed to promote integrity and to deter wrongdoing.

20.	The Board enforces its policy respecting confidential treatment of the Company’s proprietary information and Board deliberations.

21.	The Board is responsible for monitoring compliance with the Company’s Code of Ethics. Any waivers from the code that may be granted for the benefit of the Company’s directors or executive officers must be granted by the Board (or a Board committee) only.

Communications and Reporting

22.	The Board has approved and will revise from time to time as circumstances warrant a Disclosure Policy to address communications with shareholders, employees, financial analysts, the media and such other outside parties as may be appropriate.

23.	The Board is responsible for:

(a)	overseeing the accurate reporting of the financial performance of the Company to shareholders, other security holders and regulators on a timely and regular basis;

(b)	overseeing that the financial results are reported fairly and in accordance with Canadian generally accepted accounting standards and related legal disclosure requirements;

(c)	taking steps to enhance the timely disclosure of any other developments that have a significant and material impact on the Company;

(d)	reporting annually to shareholders on its stewardship for the preceding year; and

(e)	overseeing the Company’s implementation of systems that accommodate feedback from stakeholders.

Orientation and Continuing Education

24.	The Board is responsible for:

(a)	ensuring all new directors receive a comprehensive orientation, that they fully understand the role of the Board and its committees, as well as the contribution individual directors are expected to make (including the commitment of time and resources that the Company expects from its directors) and that they understand the nature and operation of the Company’s business; and

(b)	providing continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of the Company’s business remains current.

Human Resources of Directors

25.	In connection with the nomination or appointment of individuals as directors, the Board is responsible for:

(a)	considering what competencies and skills the Board, as a whole, should possess;

(b)	assessing what competencies and skills each existing director possesses;

(c)	assessing what competencies and skills each new nominee will bring to the Board;

(d)	considering the appropriate size of the Board with a view to facilitating effective decision making; and

(e)	considering whether or not each new nominee can devote sufficient time and resource to his or her duties as a board member.

in carrying out each of these responsibilities, the Board will consider the advice and input of the Corporate Governance Committee.

26.	While the Board does not restrict the number of public company boards on which a director may serve, each director should ensure that he or she is able to devote sufficient time and resources to carrying out their duties as a board member effectively. As a general rule, directors are not permitted to join a board of another public company on which two or more other directors of the Company serve.

The Board supports the principle that its membership should represent a diversity of backgrounds, experience and skills.

Board Evaluation

27.	The Board is responsible for ensuring that the Board, its committees and each individual director are regularly assessed regarding his, her or its effectiveness and contribution. An assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.

Annual Review

28.	The Corporate Governance Committee shall review and reassess the adequacy of this mandate at least annually and otherwise as it deems appropriate and recommend changes to the Board, as necessary. The Corporate Governance Committee will ensure this mandate or a summary that has been approved by the Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements in the Company’s annual management information circular or such other annual filing as may be permitted or required by applicable securities regulatory authorities.

Adopted on January 30, 2024.

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